UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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2017

# Notice of Annual Meeting and Proxy Statement

BNY MELLON | Invested

LETTER TO STOCKHOLDERS	Page 1

NOTICE OF ANNUAL MEETING	Page 2

INTRODUCTION	Page 3

ITEM 1 – ELECTION OF DIRECTORS	Page 7
Resolution	Page 8
Nominees	Page 9
Corporate Governance and Board Information	Page 18
Director Compensation	Page 31

ITEM 2 – ADVISORY VOTE ON COMPENSATION	Page 33
Resolution	Page 34
Compensation Discussion and Analysis	Page 35
Executive Compensation Tables	Page 60

ITEM 3 – ADVISORY VOTE ON SAY-ON-PAY VOTE FREQUENCY	Page 72
Resolution	Page 72

ITEM 4 – RATIFICATION OF KPMG LLP	Page 73
Resolution	Page 73
Report of the Audit Committee	Page 74
Services Provided by KPMG LLP	Page 75

ITEM 5 – STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	Page 76
Stockholder Proposal	Page 76
Board of Directors’ Response	Page 77

ADDITIONAL INFORMATION	Page 78
Equity Compensation Plans	Page 79
Information on Stock Ownership	Page 80
Annual Meeting Q&A	Page 82
Other Information	Page 85
Helpful Resources	Page 88

ANNEX A: NON-GAAP RECONCILIATION	Page 89

LETTER FROM THE CEO

March 10, 2017

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to our 2017 Annual Meeting of Stockholders to be held on Tuesday, April 11, 2017 at 9 a.m., Eastern time, at 101 Barclay Street, New York, New York 10286.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors, our 2016 executive compensation program (the “say-on-pay vote”), the frequency with which we should conduct a say-on-pay vote and a stockholder proposal, if properly presented. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 7. Our Compensation Discussion and Analysis, which explains our continued commitment to pay for performance, alignment with stockholders’ interests and appropriate risk-taking in the context of our 2016 incentive compensation decisions, begins on page 35. A summary of why we are seeking stockholder input on say-on-pay vote frequency is on page 72. We appreciate the opportunity to provide you with these details of your Board’s actions in 2016 and recommendations for 2017. We encourage you to read the proxy statement carefully for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting as promptly as possible through any of the acceptable means described in this proxy statement. Instructions on how to vote begin on page 82. You may also listen to the meeting at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your continued support of BNY Mellon, and we look forward to seeing you at the Annual Meeting.

Sincerely, Gerald L. Hassell Chairman and CEO

BNY Mellon	2017 Proxy Statement	1

NOTICE OF ANNUAL MEETING

TUESDAY, APRIL 11, 2017

9:00 a.m., Eastern time

101 Barclay Street, New York, New York 10286

Record Date: February 10, 2017

AGENDA		BOARD RECOMMENDATION

1.	To elect the 13 nominees named in this proxy statement to serve on our Board of Directors until the 2018 annual meeting	FOR each director nominee

2.	To provide an advisory vote for approval of the 2016 compensation of our named executives, as disclosed in this proxy statement	FOR

3.	To provide an advisory vote recommending the frequency with which we conduct a say-on-pay vote	FOR a vote EVERY year

4.	To ratify the appointment of KPMG LLP as our independent auditor for 2017	FOR

5.	To consider a stockholder proposal regarding a proxy voting review report, if properly presented	AGAINST

We will also act on any other business that is properly raised.

March 10, 2017

By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card	IN PERSON Attend the annual meeting (see page 82 for more information)	BY MAIL Mail in a completed proxy card

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 11, 2017: Our 2017 proxy statement and 2016 Annual Report to stockholders are available at www.envisionreports.com/bk.

2	BNY Mellon	2017 Proxy Statement

INTRODUCTION

The following information is presented to provide context for the operation of our pay program which is discussed in more detail on page 6 of this introduction and throughout our Compensation Discussion and Analysis beginning on page 35 of this proxy statement.

2016 Performance Highlights

Operating EPS*	Adjusted Pre-Tax Operating Margin*

Adjusted Noninterest Expense*	Adjusted Return on Tangible Common Equity*

Progressing Towards Achieving Our Three-Year Financial Goals

▲ 15%** 2-year operating EPS*	▲ 2%** 2-year adjusted revenue*

▲ 21%** 2-year adjusted return on tangible common equity*	Adjusted pre-tax operating margin up 449 basis points to 33%*

Awards and Recognition

Investment Services

Tri-Party Agent of the Year

Global Investor/ISF, 2016

Custodian of the Year and Most Innovative Project of the Year

Risk.net, 2016

Best Global Corporate Trust Service Provider

Global Finance, 2016

Treasury Services

Best Treasury and Cash Management Providers

Global Finance, 2016

Markets

Best Foreign Exchange Providers

Global Finance, 2016

Investment Management

Top U.S. Private Bank

Family Wealth Report, 2016

Equity Manager of the Year — Newton Investment Management

UK Pensions, 2016

LDI Manager of the Year — Insight Investment

Financial News, 2016

Fixed Income Manager of the Year — Insight Investment

Financial News, 2016

Corporate Social Responsibility

Dow Jones Sustainability World Index

2016

Technology

Digital Edge 25 Award

2016

Top Companies for Women Technologists Leadership Index

Anita Borg Institute, 2016

Workplace

Best Places to Interview

Glassdoor, 2016

Financial Services Gender-Equality Index

Bloomberg, 2016

100% Corporate Equality Index

Human Rights Campaign, 2017

*	Operating EPS, adjusted pre-tax operating margin, adjusted noninterest expense, adjusted return on tangible common equity and adjusted revenue are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Annex A. On a comparable GAAP basis, for 2015 and 2016 respectively, EPS was $2.71 and $3.15, pre-tax operating margin was 28% and 31%, noninterest expense (in millions) was $10,799 and $10,523, return on equity was 8.6% and 9.6% and revenue (in millions) was $15,194 and $15,237.
**	Values reflect cumulative 2015-2016 performance. On a comparable GAAP basis, EPS increased 21%, revenue decreased 1%, return on equity increased 280 basis points and pre-tax operating margin increased 830 basis points.

BNY Mellon	2017 Proxy Statement	3

INTRODUCTION

DIRECTOR NOMINEES

Our directors contribute to the strength of our Board through the variety of their experience, diversity, differing perspectives and institutional knowledge.

		COMMITTEE MEMBERSHIPS

Name(1)	Occupation	Independent	Audit	Corp. Gov. & Nom.	Corp. Social Resp.	Finance	Human Res. & Comp.	Risk	Technology	Other Current Public Company Board Service
Linda Z. Cook Age 58, Director since 2016	Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.	●		●				●		0
Nicholas M. Donofrio Age 71, Director since 1999	Retired EVP, Innovation & Technology of IBM Corporation	●		●	●			●	C	2
Joseph J. Echevarria Age 60, Director since 2015	Retired CEO of Deloitte LLP	●(2)	C		●	●				3
Edward P. Garden Age 55, Director since 2014	Chief Investment Officer and a founding partner of Trian Fund Management, L.P.	●		●		●	C	●		1
Jeffrey A. Goldstein Age 61, Director since 2014	Senior Advisor, Hellman & Friedman LLC	●				C	●	●		1
Gerald L. Hassell Age 65, Director since 1998	Chairman & CEO of The Bank of New York Mellon Corporation									1
John M. Hinshaw Age 46, Director since 2014	Former EVP and Chief Customer Officer of Hewlett Packard Enterprise Company	●						●	●	0
Edmund F. “Ted” Kelly Age 71, Director since 2004	Retired Chairman of Liberty Mutual Group	●					●	C		1
John A. Luke, Jr. Age 68, Director since 1996	Non-Executive Chairman of WestRock Company	●	●	●						3
Jennifer B. Morgan Age 45, Director since 2016	President of SAP North America	●	●						●	0
Mark A. Nordenberg Age 68, Director since 1998	Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh	●	●	C	●				●	0
Elizabeth E. Robinson Age 48, Director since 2016	Retired Global Treasurer of The Goldman Sachs Group, Inc.	●				●		●		0
Samuel C. Scott III Age 72, Director since 2003	Retired Chairman, President & CEO of Ingredion Incorporated	●	●		C		●			2

(1)	Catherine A. Rein, a member of our Audit and Corporate Governance and Nominating Committees, is retiring as a director of our company immediately after our Annual Meeting.
(2)	Lead Director.

4	BNY Mellon	2017 Proxy Statement

INTRODUCTION

COMMITTEES

Audit	Finance

Chair: Joseph J. Echevarria

Members: John A. Luke, Jr., Jennifer B. Morgan, Mark A. Nordenberg, Catherine A. Rein, Samuel C. Scott III

2016 Meetings: 13

Key Responsibilities: Overseeing our registered independent public accountants, internal audit function, and internal controls over financial statements and reports.

Chair: Jeffrey A. Goldstein

Members: Joseph J. Echevarria, Edward P. Garden, Elizabeth E. Robinson

2016 Meetings: 6

Key Responsibilities: Monitoring and overseeing our financial resources and strategies; and reviewing forecasts and budgets, net interest revenue plans, investment portfolio activities, capital structure, capital raising and capital distribution initiatives that exceed our Corporate Governance Guidelines thresholds.

Corporate Governance and Nominating	Human Resources and Compensation

Chair: Mark A. Nordenberg

Members: Linda Z. Cook, Nicholas M. Donofrio, Edward P. Garden, John A. Luke, Jr., Catherine A. Rein

2016 Meetings: 9

Key Responsibilities: Identifying and reviewing potential directors, and reviewing non-employee director compensation; maintaining our Corporate Governance Guidelines; overseeing annual Board and committee evaluations; and reviewing structure, responsibilities and membership of committees.

Chair: Edward P. Garden

Members: Jeffrey A. Goldstein, Edmund F. “Ted” Kelly, Samuel C. Scott III

2016 Meetings: 6

Key Responsibilities: Overseeing employee compensation and benefits, management development and succession and diversity and inclusion programs; and administering our incentive compensation plans, including equity incentive compensation plans.

Corporate Social Responsibility	Risk

Chair: Samuel C. Scott III

Members: Nicholas M. Donofrio, Joseph J. Echevarria, Mark A. Nordenberg

2016 Meetings: 3

Key Responsibilities: Promoting culture of exemplary corporate citizenship; overseeing our philanthropy, community involvement, and advocacy; assessing the impact of our businesses, operations and programs from a social responsibility perspective reflecting varied stakeholders’ interests; and overseeing Community Reinvestment Act and Fair Lending compliance.

Chair: Edmund F. “Ted” Kelly

Members: Linda Z. Cook, Nicholas M. Donofrio, Edward P. Garden, Jeffrey A Goldstein, John M. Hinshaw, Elizabeth E. Robinson

2016 Meetings: 5

Key Responsibilities: Approving enterprise-wide risk management practices, our risk appetite statement and our global risk management framework; evaluating risk exposure and tolerance; and reviewing policies and practices regarding risk assessment and risk management.

Technology

Chair: Nicholas M. Donofrio

Members: John M. Hinshaw, Jennifer B. Morgan, Mark A. Nordenberg

2016 Meetings: 8

Key Responsibilities: Approving our technology planning and strategy; reviewing significant technology investments; and monitoring technology trends relative to our business strategy.

BNY Mellon	2017 Proxy Statement	5

INTRODUCTION

GOVERNANCE AND COMPENSATION

Robust Stockholder Rights	Active, Independent Board	Our Culture

•    No staggered board

•    Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

•    Proxy access allowing stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years to nominate up to 20% of the Board

•    No plurality voting in uncontested director elections (each director must be elected by majority of votes cast)

•    No supermajority voting: stockholder actions require only majority of votes cast (not majority of shares present and entitled to vote)

•    No “poison pill” (stockholders’ rights plan)

•    Continued, active engagement with our stakeholders

•    Independent board: our Board is comprised solely of independent directors other than our CEO and meets in regular executive sessions

•    Independent Lead Director: selected by our independent directors and empowered with broad authority

•    Board succession and refreshment: our Board, led by the Corporate Governance and Nominating Committee recruiting efforts, added three new independent directors in 2016

•    Lead Director and Committee Chairman rotation: our Lead Director and committee chairmen are required to rotate at five-year intervals

•    High rate of attendance: average 2016 attendance at Board and committee meetings was 93%

•    A substantial portion of director compensation is paid in equity that is retained until retirement

•    Risk-aware: we protect against excessive risk-taking through multiple lines of defense, including Board oversight

•    Honest and accountable: our codes of conduct apply to all employees and directors to provide a framework for ethical conduct

•    Innovative and evolving: we encourage directors to participate in continuing education programs, and have continued to enhance our integrated learning and development platform for employees through BNY Mellon University (“BKU”)

Awarded 2016 Total Direct Compensation(1)

Named Executives(2) (NEOs)	Salary	Incentive Compensation			Total Incentive as % of Target	Awarded Total Direct Compensation(1)
		Cash	RSUs(3)	PSUs(3)
Gerald L. Hassell Chairman & CEO	$1,000,000	$4,326,000	$4,326,000	$8,652,000	124%	$18,304,000
Thomas P. (“Todd”) Gibbons Vice Chairman & CFO	$650,000	$2,354,580	$1,962,150	$3,531,870	124%	$8,498,600
Brian T. Shea Vice Chairman & CEO of Investment Services	$650,000	$2,388,870	$1,990,725	$3,583,305	125%	$8,612,900
Karen B. Peetz President	$650,000	$1,353,938	$3,159,187	$0(4)	104%	$5,163,125
Mitchell E. Harris CEO of Investment Management	$650,000	$1,736,438	$1,447,031	$2,604,656	79%	$6,438,125

1	The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2016 in the “Total” column of the Summary Compensation Table set forth on page 60. The above table is not a substitute for the Summary Compensation Table.
2	Our NEOs for 2016 also include Curtis Y. Arledge, former Vice Chairman and CEO of Investment Management. Mr. Arledge’s employment with the company terminated effective March 23, 2016.
3	Restricted stock units (“RSUs”) vest in equal installments over three years. Performance-based restricted stock units (“PSUs”) are earned between 0 – 150% based on the achievement of performance metrics over the 2017 – 2019 performance period.
4	Ms. Peetz’s incentive award was paid in cash and RSUs in light of her retirement on December 31, 2016.

6	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 8

NOMINEES	Page 9
Director Qualifications	Page 16
Majority Voting Standard	Page 17

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 18
Our Corporate Governance Practices	Page 18
Board Leadership Structure	Page 21
Director Independence	Page 22
Oversight of Risk	Page 24
Board Meetings and Committee Information	Page 25
Compensation Consultants to the HRC Committee	Page 29
Succession Planning	Page 30
Contacting the Board	Page 30

DIRECTOR COMPENSATION	Page 31

BNY Mellon	2017 Proxy Statement	7

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 13 nominees named in this proxy statement to serve on the Board of Directors of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we” or “us”) until the 2018 Annual Meeting of stockholders or until their successors have been duly elected and qualified.

Background

•    Each nominee currently serves on our Board of Directors.

•    12 nominees are currently independent directors and one nominee serves as the company’s Chairman and Chief Executive Officer.

•    Catherine A. Rein, currently a director of our company, will not be standing for reelection at our Annual Meeting.

•    The Board and the Corporate Governance and Nominating Committee (“CG&N Committee”) have concluded that each of our nominees should be recommended for re-nomination as a director as described on page 16 after considering, among other things, the nominee’s (1) professional background and experience, (2) senior level policy-making positions, (3) other public company board experience, (4) diversity, (5) intangible attributes, (6) prior BNY Mellon Board experience, and (7) Board attendance and participation.

•    The nominees have skills and expertise in a wide range of areas, including technology, accounting, private equity, financial regulation, financial services, global management, insurance, risk management and legal matters.

•    The nominees are able to devote the necessary time and effort to BNY Mellon matters.

Voting

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 17. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CG&N Committee’s consideration of tendered resignations is provided on page 17 below.

8	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Linda Z. Cook

Age 58

Independent Director since 2016

Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Corporate Governance and Nominating, Risk

Other Current Public Company Board Service: None

Nicholas M. Donofrio

Age 71

Independent Director of BNY Mellon and predecessor companies since 1999

Retired Executive Vice President, Innovation and Technology of IBM Corporation

Committees: Corporate Governance and Nominating, Corporate Social Responsibility, Risk, Technology (Chairman)

Other Current Public Company Board Service: Advanced Micro Devices, Inc.; Delphi Automotive PLC

Ms. Cook is a Managing Director and member of the Executive Committee of EIG Global Energy Partners, an investment firm focused on the global energy industry, and CEO of Harbour Energy, Ltd., an energy investment vehicle. Ms. Cook joined EIG in 2014, after spending over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production businesses.

Ms. Cook has previously served on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the National Petroleum Council, an advisory committee to the U.S. Secretary of Energy, and the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

•	International business operations experience at a senior policy-making level of a large, complex company

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies in regulated industries

Mr. Donofrio served as Executive Vice President, Innovation and Technology of International Business Machines (“IBM”) Corporation, a developer, manufacturer and provider of advanced information technologies and services, from 2005 until his retirement in 2008. Mr. Donofrio previously served as Senior Vice President, Technology and Manufacturing of IBM Corporation from 1997 to 2005 and spent a total of 44 years as an employee of IBM Corporation. In addition to the public company board service noted above, Mr. Donofrio currently serves as a director of Liberty Mutual Group. He previously served as a director of The Bank of New York Company, Inc. (“The Bank of New York”) from 1999 to 2007 and has served as a director of the company since 2007.

Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. Mr. Donofrio serves as a director of the National Association of Corporate Directors, is a Trustee Emeritus of the New York Hall of Science, is a director of Sproxil, Inc. and O’Brien & Gere, is on the board of advisors of StarVest Partners, L.P. and Ultra Capital, LLC and is a member of the Board of Trustees of Syracuse University. Mr. Donofrio earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree from Syracuse University.

Skills and Expertise:

•	Expertise in technology issues

•	Senior level policy-making experience in the field of engineering

•	Teaching and training in the area of innovation

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2017 Proxy Statement	9

ITEM 1. ELECTION OF DIRECTORS > Nominees

Joseph J. Echevarria

Age 60

Independent Director since 2015; Lead Director since 2016

Retired CEO of Deloitte LLP

Committees: Audit (Chairman), Corporate Social Responsibility, Finance

Other Current Public Company Board Service: Pfizer Inc.; Unum Group; Xerox Corporation

Edward P. Garden

Age 55

Independent Director since 2014

Chief Investment Officer and a founding partner of Trian Fund Management, L.P.

Committees: Corporate Governance and Nominating, Finance, Human Resources and Compensation (Chairman), Risk

Other Current Public Company Board Service: Pentair plc

Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named Chief Executive Officer. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee of the University of Miami and a Member of the Private Export Council, the principal national advisory committee on international trade. He also serves as the Chair Emeritus of former President Obama’s My Brother’s Keeper Alliance. Mr. Echevarria has served as a director of the company since 2015. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•	Leadership of a large, global company

•	Financial expert, with expertise in accounting, regulatory and compliance issues

•	Senior level policy-making experience in the field of professional services

Mr. Garden has been Chief Investment Officer and a founding partner of Trian Fund Management, L.P. (“Trian”), a multi-billion dollar alternative investment management firm, since November 2005. He has served as a director of the company since 2014.

Mr. Garden served as a director of Family Dollar Stores, Inc., a discount retailer, from September 2011 until its acquisition by Dollar Tree, Inc. in July 2015, and as a director of The Wendy’s Company from December 2004 to December 2015. Previously he served as Vice Chairman and a director of Triarc Companies, Inc. from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden graduated from Harvard College with a B.A. in Economics.

Skills and Expertise:

•	Experience in finance

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies

Leadership	Technology	Global	Finance	Governance	Research	Diversity

10	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Jeffrey A. Goldstein

Age 61

Independent Director since 2014

Senior Advisor, Hellman & Friedman LLC and Former Under Secretary of the Treasury for Domestic Finance

Committees: Finance (Chairman), Human Resources and Compensation, Risk

Other Current Public Company Board Service: Westfield Corporation

Gerald L. Hassell

Age 65

Management Director of BNY Mellon and predecessor companies since 1998

Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation

Committees: None

Other Current Public Company Board Service: Comcast Corporation

Mr. Goldstein is a Senior Advisor at Hellman & Friedman LLC, a private equity firm. He was a Managing Director at Hellman & Friedman from 2011 to 2016 and was previously at the firm from 2004 to 2009. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011. Mr. Goldstein has served as a director of the company since 2014.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the highest honor for a presidential appointee. Earlier in his career Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. In addition to the public company board service noted above, Mr. Goldstein is a member of the Board of Directors of Edelman Financial Services, LLC and on the Advisory Board of Promontory Financial Group, LLC. He also serves on the Board of Trustees of Vassar College. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•	Experience in private equity

•	Expertise in the operations of large financial institutions

•	Experience in financial regulation and banking

Mr. Hassell has served as our Chief Executive Officer since 2011 and served as our President since the merger of The Bank of New York and Mellon Financial Corporation (“Mellon”) in 2007 (the “merger”) through 2012. Prior to the merger, Mr. Hassell served as President of The Bank of New York from 1998 to 2007. He served as a director of The Bank of New York from 1998 to 2007 and has served as a director of the company since 2007. Since joining The Bank of New York’s Management Development Program more than three decades ago, Mr. Hassell has held a number of key leadership positions within the company in securities servicing, corporate banking, credit, strategic planning and administration services.

In addition to the public company board service noted above, Mr. Hassell is also a director of the Lincoln Center for the Performing Arts, Vice Chair of Big Brothers/Big Sisters of New York and a member of the Board of Visitors of Columbia University Medical Center. Mr. Hassell holds a Bachelor of Arts degree from Duke University and a Master in Business Administration degree from the New York University Stern School of Business.

Skills and Expertise:

•	Knowledge of the company’s businesses and operations

•	Participation in financial services industry associations

•	Experience in the financial services industry

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2017 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS > Nominees

John M. Hinshaw

Age 46

Independent Director since 2014

Former Executive Vice President and Chief Customer Officer of Hewlett Packard Enterprise Company

Committees: Risk, Technology

Other Current Public Company Board Service: None

Edmund F. “Ted” Kelly

Age 71

Independent Director of BNY Mellon and predecessor companies since 2004

Retired Chairman of Liberty Mutual Group

Committees: Human Resources and Compensation, Risk (Chairman)

Other Current Public Company Board Service: None

Mr. Hinshaw served as Executive Vice President of Hewlett Packard and Hewlett Packard Enterprise from 2011 to 2016, running Technology and Operations and serving as Chief Customer Officer. Mr. Hinshaw has served as a director of the company since 2014.

Prior to joining Hewlett-Packard Company, Mr. Hinshaw served as Vice President and General Manager for Boeing Information Solutions at The Boeing Company. Before that, he served as Boeing’s Chief Information Officer and led their companywide corporate initiative on information management and information security. Mr. Hinshaw also spent 14 years at Verizon Communications where, among several senior roles, he was Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier. Mr. Hinshaw is also a board member of DocuSign, Inc., a provider of electronic signature transaction management, and NAF, an educational non-profit organization. He received a B.B.A. in Computer Information Systems and Decision Support Sciences from James Madison University.

Skills and Expertise:

•	Technology and management expertise

•	Experience in the operations of large, complex companies

•	Leadership roles in several different industries

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and Chief Executive Officer (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly served as a director of Mellon from 2004 to 2007 and has served as a director of the company since 2007.

Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. Mr. Kelly is also a member of the Board of Trustees of the Boston Symphony Orchestra; a member of the Senior Advisory Council of the New England College of Business and Finance; a member of the Bretton Woods Committee; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•	Leadership of a large public company in a highly regulated industry

•	Experience in risk management

•	Senior level policy-making experience in the insurance industry

Leadership	Technology	Global	Finance	Governance	Research	Diversity

12	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

John A. Luke, Jr.

Age 68

Independent Director of BNY Mellon and predecessor companies since 1996

Non-Executive Chairman of WestRock Company

Committees: Audit, Corporate Governance and Nominating

Other Current Public Company Board Service: The Timken Company; WestRock Company; Dominion Midstream Partners, LP

Jennifer B. Morgan Age 45 Independent Director since 2016 President of SAP North America Committees: Audit, Technology Other Current Public Company Board Service: None

Mr. Luke has served as non-executive Chairman of WestRock Company, a global paper and packaging company, since July 2015 when it was formed by the merger of Rock-Tenn Company and MeadWestvaco Corporation. Mr. Luke previously served as Chairman and Chief Executive Officer of MeadWestvaco Corporation from 2002 to July 2015. Mr. Luke served as a director of The Bank of New York from 1996 to 2007 and has served as a director of the company since 2007.

In addition to the public company board service noted above, Mr. Luke is also a director of FM Global and a former director and chairman of the National Association of Manufacturers and the American Forest & Paper Association. He is a trustee of the American Enterprise Institute for Public Policy Research, serves on the boards of the US China and India Business Councils and is a former member of the President’s Export Council. Mr. Luke is also a trustee of the Colonial Williamsburg Foundation and the Virginia Museum of Fine Arts, and is Rector and a member of the Board of Visitors of Virginia Commonwealth University. Mr. Luke served as an officer with the U.S. Air Force in Southeast Asia during the Vietnam conflict. He earned a Bachelor of Arts degree from Lawrence University and a Master in Business Administration degree from The Wharton School of Business at the University of Pennsylvania.

Skills and Expertise:

•	Leadership of a large public company

•	Experience managing finance, operations and marketing of an international business

•	Senior level policy-making experience in the manufacturing industry

Ms. Morgan has served as President of SAP North America since 2014, where she is responsible for the company’s strategy, revenue and customer success in the U.S. and Canada. Since being named President, she has led SAP’s rapid shift to the cloud in North America while helping customers achieve growth in the digital economy. Ms. Morgan served in a number of leadership roles for SAP since joining the company in 2004, including as head of SAP North America’s public sector organization and president of its Regulated Industries business unit. In these roles, Ms. Morgan was a recognized thought-leader on government and public sector technology innovation, represented SAP to the U.S. Government and testified before Congress on technology and acquisition issues. Earlier in her career, Ms. Morgan served in various management roles at Siebel Systems and Accenture.

Ms. Morgan is an executive advisory board member of James Madison University College of Business and a board member of NAF, an educational non-profit organization bringing education, business and community leaders together to transform the high school experience, and GENYOUth, an organization dedicated to improving the health and wellness of the next generation of young leaders. Ms. Morgan earned a Bachelor of Business Administration degree from James Madison University.

Skills and Expertise:

•	Leadership and client experience with technology as a business driver

•	Experience in the operations at large, complex global companies

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2017 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS > Nominees

Mark A. Nordenberg

Age 68

Independent Director of BNY Mellon and predecessor companies since 1998

Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh

Committees: Audit, Corporate Governance and Nominating (Chairman), Corporate Social Responsibility, Technology

Other Current Public Company Board Service: None

Elizabeth E. Robinson Age 48 Independent Director since 2016 Retired Global Treasurer of The Goldman Sachs Group, Inc. Committees: Finance, Risk Other Current Public Company Board Service: None

Mr. Nordenberg served as Chancellor and Chief Executive Officer of the University of Pittsburgh, a major public research university, from 1996 to August 2014. He currently serves as Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law at the University. Mr. Nordenberg served as a director of Mellon from 1998 to 2007 and has served as a director of the company since 2007.

Mr. Nordenberg joined the University of Pittsburgh’s law faculty in 1977 and served as Dean of the School of Law from 1985 until 1993. Mr. Nordenberg was the interim Provost and Senior Vice Chancellor for Academic Affairs from 1993 to 1994, and interim Chancellor from 1995 to 1996. A specialist in legal process and procedure, including civil litigation, he has published books, articles and reports on this topic, and has served as a member of both the U.S. Advisory Committee on Civil Rules and the Pennsylvania Supreme Court’s Civil Procedural Rules Committee. He is a former director and executive committee member of the Association of American Universities and has served on the boards of national and regional organizations promoting innovation and economic progress. Mr. Nordenberg received his Bachelor of Arts degree from Thiel College and his Juris Doctorate degree from the University of Wisconsin School of Law.

Skills and Expertise:

•	Legal expertise

•	Leadership of a major research university

•	Experience in the operations and management of a large institution

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.

Ms. Robinson is a trustee of Williams College and MASS MoCA and was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an M.B.A. from Columbia University.

Skills and Expertise:

•	Experience in finance and risk management

•	Experience in financial regulation and banking

•	Leadership in the operations of a large global financial institution

Leadership	Technology	Global	Finance	Governance	Research	Diversity

14	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Samuel C. Scott III

Age 72

Independent Director of BNY Mellon and predecessor companies since 2003

Retired Chairman, President and Chief Executive Officer of Ingredion Incorporated (formerly Corn Products International, Inc.)

Committees: Audit, Corporate Social Responsibility (Chairman), Human Resources and Compensation

Other Current Public Company Board Service: Abbott Laboratories; Motorola Solutions, Inc. (lead director)

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), Chief Executive Officer (since 2001) and President and Chief Operating Officer (since 1997) of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. In addition to the public company board service noted above, Mr. Scott also serves on the boards of, among others, Chicago Sister Cities, Northwestern Medical Group, the Chicago Urban League, The Chicago Council on Global Affairs and Get IN Chicago. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. Mr. Scott served as a director of The Bank of New York from 2003 to 2007 and has served as a director of the company since 2007.

Skills and Expertise:

•	Senior level policy-making experience in the food industry

•	Leadership of international company

•	Experience in the operations and management of a large public company

Leadership	Technology	Global	Finance	Governance	Research	Diversity

BNY Mellon	2017 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS > Nominees

Director Qualifications

The CG&N Committee assists the Board in reviewing and identifying individuals qualified to become Board members. The CG&N Committee utilizes Board-approved criteria, set forth in our Corporate Governance Guidelines (see “Helpful Resources” on page 88), in recommending nominees for directors at Annual Meetings and to fill vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

In selecting nominees for election as directors, our CG&N Committee considers the following with respect to Board composition:

•	Professional background and experience. The individual’s specific experience, background and education, including skills and knowledge essential to the oversight of the company’s businesses.

•

Senior-level management positions. The individual’s sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and Challenge. The individual’s capability of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions.

•

Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including viewpoints, professional experience, education, skills and other individual qualities such as race, gender and ethnicity, and the variety of attributes that contribute to the Board’s collective strength.

•

Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s freedom from conflicts of interest that could interfere with their duties as a director.

•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

The CG&N Committee seeks individuals with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The CG&N Committee will evaluate all candidates suggested by other directors or third-party search firms (which the company retains from time to time, including over the past year, to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director see “Contacting the Board’ on page 30.

The Board and the CG&N Committee have concluded that each of our current Board members should be recommended for re-nomination as a director. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the CG&N Committee considered, among other factors:

•	The criteria for the nomination of directors described above,

•	Feedback from the annual Board and committee evaluations,

•	Attendance and preparedness for Board and committee meetings,

•	Outside board and other affiliations, for actual or perceived conflicts of interest,

•	The overall contributions to the Board, and

•	The needs of the company.

Each of the nominees for election as director, other than Mses. Cook, Morgan and Robinson, was elected as a director at our 2016 Annual Meeting. Ms. Robinson was appointed a director effective October 3, 2016 and was recommended to the CG&N Committee for consideration as a candidate after members of management who had become acquainted with her through her work with The Goldman Sachs Group, Inc. learned of her impending retirement. Each of Mses. Cook and Morgan was appointed a director effective December 1, 2016; they were recommended to the CG&N Committee for consideration as a candidate by a third-party search firm and a director, respectively. Our Board believes that each of the nominees meet the criteria described above with diversity and depth and breadth of experience that enable them to oversee management of the company as an effective and engaged Board. No director has a family relationship to any other director, nominee for director or executive officer.

Catherine A. Rein, who was elected as a director at our 2016 Annual Meeting, will not be standing for reelection. The Board is grateful to Ms. Rein for her invaluable contributions as a director during her more than 35 years of service to the company and The Bank of New York. The Board will miss the camaraderie, commitment, insight and perspective of Ms. Rein.

16	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote.

Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CG&N Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members. The Board will act on the CG&N Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CG&N Committee, the Board will consider the factors considered by the CG&N Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose the Board’s decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon	2017 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business is a direct reflection of the high standards set by our governance structure. It provides guidance in managing the company from the Board of Directors on down for the benefit of all our stakeholders including our investors, clients, employees and communities. Our key governance practices are described below.

Independence

•   Our Board is comprised of all independent directors, other than our Chief Executive Officer, and our independent directors meet in executive sessions led by our Lead Director at each regularly scheduled Board and committee meeting.

•   Reflecting our Board’s focus on refreshment, in 2016 our Board added three new diverse directors.

•   Our independent Lead Director is selected annually by our independent directors and has broad powers, including approval of Board meeting agendas, materials and schedules, leading executive sessions and consulting with the Chairman of the Human Resources and Compensation Committee (“HRC Committee”) on CEO performance, compensation and succession.

•   Our standing committees are composed entirely of independent directors.

Active Engagement

•   We had a high rate of director attendance at Board and committee meetings in 2016, averaging 93%.

•   We have continued to actively engage with our stakeholders through multiple initiatives, inviting feedback from investors representing about 45% of our outstanding shares and reaching investors representing almost 30% of our outstanding shares, as well as with proxy advisory firms and other stakeholders.

•   Our Board publicly endorsed the Shareholder-Director Exchange (SDX) Protocol as a guide to support effective engagement between stockholders and directors.

•   Stockholders and other interested parties can directly contact our Board (see “Helpful Resources” on page 88).

Ongoing Improvements

•   Our Corporate Governance Guidelines require that the Corporate Governance and Nominating Committee rotate the Lead Director and committee Chairmen at five-year intervals and consider enhanced director qualifications in connection with director nominations.

•   Following engagement with stockholders, in 2015 we adopted proxy access and further refined our proxy disclosures regarding executive compensation and the annual Board self-evaluation process and resulting enhancements.

•   Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

•   Our Board and each of our standing committees conduct annual self-evaluations that have resulted in enhancements to the Board (see “Evaluation of Board and Committee Effectiveness” on page 19).

•   Our Board participates in information sessions during regularly scheduled and special meetings, during which they receive business, regulatory and other updates from senior management, risk executives and our General Counsel.

•   Directors are encouraged to participate in continuing education programs and our company reimburses directors for such expenses.

•  We amended our Corporate Governance Guidelines to refine the Lead Director duties and responsibilities and limit any director who also serves as an executive officer of a publicly traded company to service on the board of one other public company in addition to our Board.

18	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Robust Programs

•  A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

•  We have adopted codes of conduct applicable to our directors, as well as all of our employees, to provide a framework for the highest standards of professional conduct and to foster a culture of honesty and accountability.

•  We have enhanced our thorough and robust director orientation program in which new directors participate in their first six months as a director.

What We Don’t Do

•  No staggered board.

•  No “poison pill” (stockholders’ rights plan).

•  No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

•  No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

Corporate Governance Developments

Based on stockholder engagement, over the last few years our Board has been focused on Board refreshment and has redoubled its succession efforts accordingly. In 2016, our Board added three new diverse directors. Since August 2014, six of our directors have retired or announced their retirement and our Board has added seven new directors over that same period. Each of these new directors has added experience and unparalleled expertise to our Board, complementing and supplementing the experience and talents of our Board as a whole. Although the CG&N Committee is principally involved in Board succession and recruitment, our entire Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is ongoing and will continue to be robust as it seeks to further enhance the diversity of our Board while balancing necessary continuity.

Our Board, led by our CG&N Committee, also continually seeks to improve our governance structures, and has recently made the following enhancements:

•

to ensure our directors have sufficient time to devote to BNY Mellon matters, amended our Corporate Governance Guidelines such that any director who also serves as an executive officer of a publicly traded company can only serve on the board of one other publicly traded company in addition to our Board,

•

amended our Corporate Governance Guidelines to clarify the role of the Lead Director, in connection with our chief executive officer’s compensation, succession planning and the Board’s annual performance evaluation,

•	amended our Corporate Governance Guidelines to require rotation of the Lead Director at a five-year interval,
•	amended our Corporate Governance Guidelines to reflect areas of consideration in the annual Board self-evaluation, and

•	eliminated the Executive Committee, in recognition of the ability to convene the Board in exigent circumstances.

As previously disclosed, during 2016 our Board elected Mr. Echevarria as our new Lead Director, consistent with our Board’s succession planning. In addition, our Board elected new chairs to the CG&N, Corporate Social Responsibility and Human Resources and Compensation Committees in 2016. We anticipate the election of a new chair to the Technology Committee in 2017.

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conducts a self-evaluation to continually enhance performance. The Board and management then work together to enhance Board and committee effectiveness in light of the results of the self-evaluations.

The CG&N Committee, in consultation with the Lead Director, will determine the process, scope and contents of the Board’s annual performance evaluation. Areas of consideration in the Board self-evaluations include director contribution and performance, Board structure and size, Board dynamics, the range of business, professional and other backgrounds of directors necessary to serve the company and the range and type of information provided to the Board by management.

Based on the CG&N Committee’s determination of the evaluation process and scope, each standing committee self-evaluation is conducted in an executive session led by the chairman of the committee. The results of the self-evaluation of each standing committee are reported to the full Board.

BNY Mellon	2017 Proxy Statement	19

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

As a result of the most recent round of Board and committee self-evaluations, the Board determined to refine committee reporting to the Board to convey matters discussed and actions taken. The Board also decided that all directors should have access to materials for all committees as a good governance practice. Finally, the directors suggested enhancements to the new director orientation program which have been implemented, including additional one-on-one sessions with our executive officers.

Active Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year, and our Board has formally endorsed the SDX Protocol which offers guidance to public company boards and stockholders on when engagement is appropriate, and how to make these engagements valuable and effective. Our independent directors engage in outreach discussions along with management to ensure that both management and our Board are aware of and consider stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and address those matters effectively. For example, our implementation of proxy access was informed by the discussions among directors, management and stockholders with respect to certain provisions. Additionally, following feedback from stockholders regarding our annual Board and committee self-evaluation process, we have refined our proxy statement to include discussion regarding this important process and subsequent actions to continuously enhance Board and committee function.

20	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Board Leadership Structure

Our Board has reviewed its current leadership structure — which consists of a combined Chairman and Chief Executive Officer with an independent Lead Director — in light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors. Our Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, continues to be the most appropriate Board leadership structure for the company and promotes Board effectiveness.

Efficient and Effective Action

A combined Chairman/Chief Executive Officer:

•  Is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process), and

•  Eliminates the potential for uncertainty as to who leads the company, providing the company with a single public “face” in dealing with stockholders, employees, regulators, analysts and other constituencies.

•  A substantial majority of our peers also utilize a similar board structure with a combined Chairman and Chief Executive Officer, as well as a lead or presiding independent director.

Strong Counterbalances

As set forth in our Corporate Governance Guidelines, our Lead Director:

•  Reviews and approves, in coordination with the Chairman and Chief Executive Officer, agendas for Board meetings, materials, information and meeting schedules,

•  Has the authority to add items to the agenda for any Board meeting,

•  Presides at executive sessions of independent directors, which are held at each regular Board and committee meeting,

•  Serves as a non-exclusive liaison between the other independent directors and the Chairman/Chief Executive Officer,

•  Can call meetings of the independent directors in his discretion and chairs any meeting of the Board or stockholders at which the Chairman is absent,

•  Is available to meet with major stockholders and regulators under appropriate circumstances,

• Consults with the HRC Committee regarding its consideration of Chief Executive Officer compensation,

•  In conjunction with the chairman of the HRC Committee, discusses with the Chairman/Chief Executive Officer the Board’s annual evaluation of his performance as Chief Executive Officer,

•  Consults with the HRC Committee on Chief Executive Officer succession planning, and

•  Consults with the Chairman of the CG&N Committee on the Board’s annual performance evaluation.

In addition, the powers of the Chairman under our by-laws are limited — other than chairing meetings of the Board and stockholders, the powers conferred on the Chairman (e.g., ability to call special meetings of stockholders or the Board) can also be exercised by the Board or a specified number of directors or, in some cases, the Lead Director, or are administrative in nature (e.g., authority to execute documents on behalf of the company).

BNY Mellon	2017 Proxy Statement	21

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Director Independence

Our Board has determined that 12 of our 13 director nominees are independent. Our independent director nominees are Linda Z. Cook; Nicholas M. Donofrio; Joseph J. Echevarria; Edward P. Garden; Jeffrey A. Goldstein; John M. Hinshaw; Edmund F. “Ted” Kelly; John A. Luke, Jr.; Jennifer B. Morgan; Mark A. Nordenberg; Elizabeth E. Robinson and Samuel C. Scott III. As our Chairman and Chief Executive Officer, Gerald L. Hassell is not independent. The Board has also determined that each of Mr. Kogan and Dr. Richardson, who did not stand for reelection as a director last year, Mr. von Schack, who resigned effective following our 2016 Annual Meeting, and Ms. Rein, who is not standing for reelection as a director this year, was independent during the period in 2016 in which he or she served as a director.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are also included in our Corporate Governance Guidelines) based on the specified categories and types of transactions, which conform to, or are more exacting than, the independence requirements of the New York Stock Exchange, or NYSE.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•

in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System.

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that each of the directors, other than Mr. Hassell, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships and arrangements rose to the level that would require disclosure under our related party transactions policy described on page 85, and none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues, which is one of our standards for director independence:

•

Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services from the following organizations during a period in 2016 when one of our current independent directors served as an executive officer of, or was otherwise employed by, such organization: Hewlett Packard Enterprise Company (Mr. Hinshaw), SAP SE (Ms. Morgan) and the University of Pittsburgh (Mr. Nordenberg). All of these purchases were made in the ordinary course of business. These purchases, when aggregated by seller, did not exceed 0.06% of the seller’s annual revenue for its last reported fiscal year or 0.17% of our annual revenue for 2016.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services — including asset management services, asset servicing, global markets services, issuer services, treasury services, leasing, liquidity investment services or credit services — to the following organizations during a period in 2016 when one of our current independent directors served as an executive officer of, or was otherwise employed by, such organization: EIG Global Energy Partners (Ms. Cook); Trian Fund Management, L.P. (Mr. Garden); Hellman & Friedman LLC (Mr. Goldstein); Hewlett Packard Enterprise Company (Mr. Hinshaw) and the University of Pittsburgh (Mr. Nordenberg). All of the

22	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

services were provided in the ordinary course of our business and at prevailing customer rates and terms. The amount of fees paid to us by each purchaser was less than 0.2% of the purchaser’s annual revenue for its last reported fiscal year and less than 0.01% of our annual revenue for 2016.

•

Customer relationships. We and our subsidiaries provide ordinary course services, including asset management services, banking services, broker services and credit services, to Messrs. Luke, Nordenberg and Richardson and Ms. Rein, in each case on terms substantially similar to those offered to other customers in similar circumstances.

•

Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which one of our current or former independent directors served as a director, executive officer or trustee during 2016, namely Messrs. Donofrio, Echevarria, Goldstein, Nordenberg, Scott and von Schack. In 2016, charitable contributions to these organizations totaled approximately $700,000 in the aggregate, and none of these organizations received a contribution greater than $170,000.

•

Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of companies for which one of our independent directors served as an executive officer in 2016, namely Hewlett Packard Enterprise Company (Mr. Hinshaw) and SAP SE (Ms. Morgan). As of December 31, 2016, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote less than 1.01% of the outstanding shares of Hewlett Packard Enterprise Company and depositary receipts representing less than 0.03% of the outstanding shares of SAP SE.

Our Board determined that none of the transactions, relationships and arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair such director’s ability to act in the stockholders’ best interests.

BNY Mellon	2017 Proxy Statement	23

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Oversight of Risk

Successful management of our company requires understanding, identification and management of risk. We oversee risk through multiple lines of defense.

Entity	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•  Review and approval of the enterprise-wide risk management practices of the company.

•  Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•  Review of significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures.

•  Evaluation of risk exposure and tolerance, and approval of Board level limits or exceptions.

•  Review and evaluation of the company’s policies and practices with respect to risk assessment and risk management.

•  Review, with respect to risk management and compliance, of (1) reports and significant findings of the company’s Risk Management and Compliance department (the “Risk department”) and the Internal Audit department (“Internal Audit”), (2) significant reports from regulatory agencies and management’s responses, and (3) the Risk department’s scope of work and its planned activities.

Audit Committee, consisting entirely of independent directors

•  Review and discussion of policies with respect to risk assessment and risk management.

•  Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•  Review of the Risk Committee’s annual report summarizing its review of the company’s methods for identifying and managing risks.

•  Review of the Risk Committee’s semi-annual reports regarding corporate-wide compliance with laws and regulations.

•  Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

Management

•  Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

•  Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•  Senior Risk Management Committee: Provide a senior focal point within the company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in our company’s businesses.

24	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

We also encourage robust interactions among the different parties responsible for our risk management. Since the financial crisis emerged in September 2008, the Risk and Audit Committees of our Board have held joint sessions at the beginning of each of their regular meetings to hear reports and discuss key risks affecting our company and our management of these risks.

All independent directors are typically present during joint sessions, because all independent directors are currently members of either our Risk or Audit Committee. In addition, the Risk Committee reviews the appointment, performance and replacement of our Chief Risk Officer, and the Senior Risk Management Committee’s activities, and any significant changes in its key responsibilities, must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk Management Committee and any significant changes in the key responsibilities of any sub-committee, or a change in chairmanship of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk Management Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;

•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate management level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 65 through 70 in our 2016 Annual Report. See “How We Address Risk and Control” on page 59 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors then in office attended our 2016 Annual Meeting of stockholders.

Our Board held 14 meetings in 2016. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate was 93%.

Committees and Committee Charters

Our Board has established several standing committees, and each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Our committee charters are available on our website (see “Helpful Resources” on page 88).

BNY Mellon	2017 Proxy Statement	25

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Audit Committee Independent 13 Meetings in 2016

Joseph J. Echevarria (Chair), John A. Luke, Jr., Jennifer B. Morgan,
Mark A. Nordenberg, Catherine A. Rein, Samuel C. Scott III

Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate, have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board and are outside directors, independent of management, under the FDIC’s rules and regulations. Our Board has determined that each of Mr. Echevarria and Mr. Scott satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant and has “banking and financial management expertise” as set out in the FDIC’s rules and regulations.

26	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Corporate Governance and Nominating Committee Independent 9 Meetings in 2016

Mark A. Nordenberg (Chair), Linda Z. Cook, Nicholas M. Donofrio,
Edward P. Garden, John A. Luke, Jr., Catherine A. Rein,

Corporate Governance Matters. As further described on page 16, our CG&N Committee assists our Board of Directors in reviewing and identifying individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is responsible for developing and recommending to our Board our Corporate Governance Guidelines and proposing changes to these guidelines from time to time as may be appropriate. In addition, the Committee oversees evaluations of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Corporate Social Responsibility Committee Independent 3 Meetings in 2016

Samuel C. Scott III (Chair), Nicholas M. Donofrio, Joseph J. Echevarria,
Mark A. Nordenberg

Our Corporate Social Responsibility Committee’s purpose is to promote a culture that emphasizes and sets high standards for corporate citizenship and to review corporate performance against those standards. The Committee is responsible for providing oversight of the company’s programs regarding strategic philanthropy and employee community involvement, public policy and advocacy, including lobbying and political contributions, environmental management, corporate social responsibility of suppliers, corporate social responsibility governance and reporting and human rights. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to corporate social responsibility and the Committee’s recent initiatives, see “Helpful Resources” on page 88.

Finance Committee Independent 6 Meetings in 2016

Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Edward P. Garden,
Elizabeth E. Robinson

The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing: (1) financial forecasts, operating budgets, capital expenditures and expense management programs and progress relative to targets and relative to competitors; (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities; (3) the company’s capital structure, capital raising and capital distributions; and (4) any initiatives, including investments, mergers, acquisitions, and dispositions, that exceed the thresholds in our Corporate Governance Guidelines and, as necessary, making recommendations to the Board regarding those initiatives.

BNY Mellon	2017 Proxy Statement	27

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Human Resources and Compensation Committee Independent 6 Meetings in 2016

Edward P. Garden (Chair), Jeffrey A. Goldstein, Edmund F. “Ted” Kelly,
Samuel C. Scott III

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that: (1) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (2) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (3) our responsibilities as plan sponsor are satisfied; and (4) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing the Committee’s decisions.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than himself, who are eligible to receive grants under our Long-Term Incentive Plan (“LTIP”). This delegated authority is subject to certain limitations, including: (1) total aggregate shares represented by plan awards in any calendar year (1,100,000), (2) aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000), and (3) a sub-limit of shares represented by full value awards that may be granted in any calendar year (550,000). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion and Analysis” starting on page 35 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the role of our management and its independent compensation consultants and the role of the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 29.

28	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Risk Committee Independent 5 Meetings in 2016

Edmund F. “Ted” Kelly (Chair), Linda Z. Cook, Nicholas M. Donofrio,
Edward P. Garden, Jeffrey A. Goldstein, John M. Hinshaw, Elizabeth E. Robinson

See “Oversight of Risk” on page 24 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of enterprise-wide risk management practices; (2) review and approval of the company’s risk appetite statement; (3) review of significant financial and other risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s policies and practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant reports. Our Board has determined that Mr. Kelly satisfies the independence requirements to serve as Chairman of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing, and managing risk exposures of large, complex financial firms based upon his senior leadership experience of a multi-line insurance company.

Technology Committee Independent 8 Meetings in 2016

Nicholas M. Donofrio (Chair), John M. Hinshaw, Jennifer B. Morgan,
Mark A. Nordenberg

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant since March 2014. As discussed in greater detail in the “Compensation Discussion and Analysis” beginning on page 35 below, throughout the year, CAP assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. CAP reports directly to the committee, attends the in-person and telephonic meetings of the committee, and meets with the committee in executive session without management present. CAP also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. CAP works with management in executing its services to the committee, but does not provide services to management without pre-approval by the committee Chairman. In addition, CAP maintains, and has provided to the committee, a written policy designed to avoid, and address potential, conflicts of interest.

In 2016, neither CAP nor its affiliates provided any services to the company other than serving as the HRC Committee’s independent compensation consultant. The committee considered the Company’s relationship with CAP, assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that would prevent CAP from independently representing the committee.

BNY Mellon	2017 Proxy Statement	29

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Succession Planning

We have succession plans and processes in place for our Chairman and Chief Executive Officer, each of our Vice Chairmen and the team of approximately 700 global senior leaders. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for future business success.

The succession plan for our Chairman and Chief Executive Officer is reviewed regularly by the HRC Committee and the other independent directors. The plan identifies a “readiness” level and ranking for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also a regular process, which also includes identifying a rank and readiness level for each potential internal candidate and also strategically planning for external hires for positions where, for example, gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

Contacting the Board

Interested parties may send communications to our Board or our independent directors or any Board committee through our Lead Director in accordance with the procedures set forth on our website (see “Helpful Resources” on page 88).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board or any individual director unless the item is marked “Confidential” or “Personal.” If so marked and addressed to the Board, it will be delivered unopened to the Lead Director. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters to our Board of Directors are processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

In addition, all directors are expected to attend each Annual Meeting of stockholders. While our by-laws, consistent with Delaware law, permit stockholder meetings to occur by remote communication, we intend this to be used only in exigent circumstances. Our Board believes that an in-person Annual Meeting provides an important opportunity for stockholders to ask questions.

30	BNY Mellon	2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings. In the case of airfare, directors are reimbursed for their travel expenses not exceeding the first-class commercial rate. In addition, corporate aircraft and charter aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CG&N Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CG&N Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CG&N Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies.

Based on its review, each year since 2014, the CG&N Committee has recommended, and the Board has approved, an annual equity award with a value of $130,000 for each independent director. The annual equity award is in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. For 2016, this award of deferred stock units was granted shortly after the 2016 Annual Meeting for directors elected or re-elected at such meeting and, similarly, for 2017, this award will be granted shortly after the 2017 Annual Meeting for directors elected or re-elected at such meeting.

For 2016, our independent directors received an annual cash retainer of $110,000, payable in quarterly installments in advance. In addition, the chair of the HRC Committee received an annual cash retainer of $25,000, the chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $30,000, the chairs of all other committees each received an annual cash retainer of $20,000, each member of the

Audit Committee and the Risk Committee received an annual membership fee of $10,000, and our Lead Director received an annual cash retainer of $50,000.

In addition, under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer of $110,000. We believe that our independent director compensation is consistent with current market practice, recognizes the critical role that our directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and will assist us in attracting and retaining highly qualified candidates. In the case of Mr. Garden, the CG&N Committee determined that holdings of our securities by Trian (other than hedged or pledged securities) shall be deemed to be beneficially owned by Mr. Garden for purposes of this stock ownership requirement, given his relationship with Trian and that he transfers to Trian, or holds for the benefit of Trian, his security holdings.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject a robust anti-hedging policy as described in further detail under “Compensation Discussion and Analysis — Anti-Hedging Policy” on page 55 below. With the exception of those securities deemed to be beneficially owned by Mr. Garden by virtue of his relationship with Trian, this policy prohibits our directors from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts, pledges and other similar transactions).

In the merger we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy The Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

BNY Mellon	2017 Proxy Statement	31

ITEM 1. ELECTION OF DIRECTORS > Director Compensation

Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2016. Mr. Hassell did not receive any compensation for his service as a director. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian, all director compensation paid to him.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation($)(6)	Total ($)
Linda Z. Cook(1)	$10,321	$—	$—	$—	$10,321
Nicholas M. Donofrio(2)	$149,000	$129,996	$—	$1,014	$280,010
Joseph J. Echevarria(2)	$196,500	$129,996	$—	$—	$326,496
Edward P. Garden	$138,750	$129,996	$—	$—	$268,746
Jeffrey A. Goldstein(2)	$140,000	$129,996	$—	$—	$269,996
John M. Hinshaw(2)	$134,000	$129,996	$—	$—	$263,996
Edmund F. “Ted” Kelly	$155,400	$129,996	$—	$—	$285,396
Richard J. Kogan(3)	$37,500	$—	$—	$—	$37,500
John A. Luke, Jr.	$120,000	$129,996	$—	$—	$249,996
Jennifer B. Morgan	$10,321	$—	$—	$—	$10,321
Mark A. Nordenberg	$143,600	$129,996	$4,483	$3,785	$281,864
Catherine A. Rein	$120,000	$129,996	$—	$2,184	$252,180
Elizabeth E. Robinson	$30,019	$—	$—	$—	$30,019
William C. Richardson(3)	$44,150	$—	$—	$477	$44,627
Samuel C. Scott III	$141,250	$129,996	$—	$554	$271,800
Wesley W. von Schack(2)(3)	$64,000	$—	$51,744	$5,673	$121,417

(1)	Each of Mses. Cook and Morgan was appointed as a director effective December 1, 2016. Ms. Robinson was appointed as a director effective October 3, 2016.

(2)	Elected to defer all or part of cash compensation in the Director Deferred Compensation Plan.

(3)	Mr. Kogan and Dr. Richardson did not stand for re-election as a director at our 2016 Annual Meeting. Mr. von Schack resigned effective following our 2016 Annual Meeting.

(4)	Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 3,166 deferred stock units granted to each independent director in April 2016, using the valuation methodology for equity awards set forth in note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, 2016, each of Messrs. Donofrio, Echevarria, Garden, Goldstein, Hinshaw, Kelly, Luke, Nordenberg and Scott and Ms. Rein owned 3,208 unvested deferred stock units.

(5)	The amounts disclosed in this column for Messrs. Nordenberg and Mr. von Schack represent the sum of the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Directors Plan. Under the Mellon Directors Plan, deferred amounts receive earnings based on (i) the declared rate, reflecting the return on the 120-month rolling average of the 10-year T-Note rate enhanced based on years of service and compounded annually, (ii) variable funds, which are credited with gains or losses that “mirror” the market performance of market-style funds or (iii) the company’s phantom stock. The fully enhanced declared rate for 2016 was 4.31%. The present value of Ms. Rein’s accumulated pension benefit under The Bank of New York Retirement Plan for Non-Employee Directors decreased by $5,640. Ms. Rein is the only current director who participates in this plan. Participation in this plan was frozen as to participants and benefit accruals as of May 11, 1999.

(6)	The amounts disclosed for Messrs. Donofrio, Richards and Scott and Ms. Rein reflect the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan. The amounts disclosed for Messrs. Nordenberg and von Schack reflect the estimated cost of the legacy Mellon Directors’ Charitable Giving Program, which remains in effect for them and certain other legacy Mellon directors. Upon such legacy Mellon director’s death, the company will make an aggregate donation of $250,000 to one or more charitable or educational organizations of the director’s choice. The donations are paid in 10 annual installments to each organization.

32	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION

Quick Reference Guide

RESOLUTION	Page 34

COMPENSATION DISCUSSION AND ANALYSIS	Page 35
Introduction	Page 35
Performance	Page 38
Compensation of Named Executives	Page 40
Pay Practices	Page 52
How We Address Risk and Control	Page 59
Report of the HRC Committee	Page 59

EXECUTIVE COMPENSATION TABLES	Page 60
Summary Compensation Table	Page 60
Grants of Plan-Based Awards	Page 62
Outstanding Equity Awards at Fiscal Year-End	Page 63
Option Exercises and Stock Vested	Page 65
Pension Benefits	Page 65
Nonqualified Deferred Compensation	Page 67
Potential Payments upon Termination or Change in Control	Page 68

BNY Mellon	2017 Proxy Statement	33

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We highly value dialogue and engagement with our stakeholders, including stockholders, employees, clients and the communities we serve, with respect to our executive compensation program. Consistent with that, and in accordance with SEC rules, we are asking stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2016 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

Background

•   Since our 2009 Annual Meeting, we have provided stockholders with an advisory vote on our executive compensation program each year. We have consistently received strong support for our executive compensation program, with over 97% stockholder approval of our 2015 executive compensation at last year’s Annual Meeting, and over 95% approval of our 2014 executive compensation and over 93% approval of our 2013 executive compensation at prior Annual Meetings.

•   In order to ensure that we have investor feedback, we have continued our annual investor outreach process in 2016, resulting in our having conversations with investors representing almost 30% of our outstanding shares as well as with proxy advisory firms and other stakeholders.

•   Our approach to compensation continues to be designed to directly link pay to performance, balance corporate and individual performance, promote long-term stock ownership and balance risk and reward, while taking into consideration market trends and practices as well as stakeholder feedback to refine our program.

Voting

Your vote on this resolution is an advisory vote. Although the Board is not required to take any action in response to the stockholder vote, the Board values our stockholders’ opinions. As in prior years, the Board intends to evaluate the results of the 2017 vote carefully when making future decisions regarding the compensation of our named executive officers. At our 2011 Annual Meeting, we provided stockholders with an advisory vote with respect to how often the company should hold a say-on-pay vote, and 86% of the votes cast voted in favor of holding such a vote annually. Consistent with the voting results, we have held an advisory vote each year on our executive compensation program. At our 2017 Annual Meeting, in addition to this advisory vote on 2016 compensation, we will hold an advisory vote on say-on-pay vote frequency. For information regarding the advisory vote on say-on-pay vote frequency, see Item 3, on page 72 below.

34	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Organization and Key Considerations

Performance (see pages 38 to 39)

•   Our 2016 performance builds on our 2015 results with strong expense controls and stockholder-friendly capital allocation leading to double-digit EPS growth, and in addition, we have shown continued progress towards the three-year performance goals we set at our Investor Day in October 2014

•   11% year-over-year growth in operating EPS with 2016 OEPS at $3.17, 2% above our operating plan of $3.10

•   Adjusted Return on Tangible Common Equity remained strong at 21%*

•   Adjusted Revenue increased 1% year-over-year (to $15.2 billion, below our operating plan*)

•   Adjusted noninterest expense $282 million better than our operating plan and lower than 2015*

•   274 basis points of adjusted operating leverage in 2016, exceeding the target by 174 basis points

•   Adjusted pre-tax operating margin increased to 33% (vs. 31% in 2015)*

•   Relative stock returns were strong, with both 3- and 5-year TSR outperforming the median of our peer group and the S&P 500 Financials Index

•   Returned $3.2 billion to stockholders, with $2.4 billion in common stock repurchases and $778 million in dividends

Compensation of Named Executives (see pages 40 to 51)

•   Introduced a “one decision” model for 2016 incentive compensation determinations, rather than having two separate decisions for annual and long-term components, in order to: (1) better align compensation with current year performance, (2) increase upside and downside program leverage and (3) simplify the program to enhance employee understanding of performance objectives

•   Shifted the mix of deferred incentive compensation components to increase PSUs, emphasizing performance-based equity over time-vesting equity and promoting long-term alignment with our stockholders

•   In calculating the incentive for our CEO and other NEOs, the HRC Committee recognized our strong overall 2016 operating performance, but exercised its discretion to take into account that a key metric, revenue growth, was below operating plan

Pay Practices (see pages 52 to 58)

•   Directly link pay to performance

•   Use a balanced approach for determining incentives and promote long-term stock ownership

•   Reflect good corporate governance and practices (e.g., no tax gross-ups and no hedging)

•   Obtain regular feedback from stockholders on governance and performance matters through annual outreach process

How We Address Risk and Control (see page 59)

•   Review of our risk appetite, practices and employee compensation plans and outcomes, including sales incentives, by our Chief Risk Officer and the HRC Committee (1) for alignment with sound risk management and (2) to directly link pay to appropriate risk-taking and regulatory compliance

•   Comprehensive recoupment policy that subjects all equity incentives to 100% forfeiture during, and clawback following, the vesting period; all cash incentives are subject to 100% clawback within three years following the award date

•   Achievement of common equity Tier 1 ratio on a fully phased-in basis of at least 8.5% calculated under the Advanced Approach as a condition for funding incentives

*	For a reconciliation and explanation of these non-GAAP measures, as well as information on the calculation of operating earnings per share and adjusted operating leverage for compensation purposes, see Annex A.

BNY Mellon	2017 Proxy Statement	35

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Progress Towards Our Investor Day Goals

	Investor Day Goals Operating Basis: 2015 – 2017[1]		2-Year Progress Towards Our 3-Year Goals
	“Flat” Rate Scenario[2]	“Normalizing” Rate Scenario[3]	2015 – 2016 Performance[4]
Adjusted Revenue Growth	3.5 – 4.5%	6 – 8%	2%
Operating EPS Growth	7 – 9%	12 – 15%	15%
Adjusted Return on Tangible Common Equity	17 – 19%	20 – 22%	21%

1	Compounded annual growth rate for 2015-2017, as announced on October 28, 2014.

2	Assumes (A) “flat” rate scenario NIM of 95-100 bps, (B) operating margin of 28-30% and (C) no deterioration in volatility, volume and short-term interest rates.

3	Assumes (A) “normalizing” rate scenario NIM of 125-150 bps and (B) operating margin of 30-32%.

4	For a reconciliation and explanation of these non-GAAP measures, see Annex A. For 2015, adjusted revenue growth was 2%, operating EPS growth was 19% and adjusted return on tangible common equity was 21%. For 2016, adjusted revenue growth was 1%, operating EPS growth was 11% and adjusted return on tangible common equity was 21%.

2016 Program Outcomes

Corporate Component Determination	CEO Incentive Award Payout

•  Operating EPS and adjusted operating leverage above plan

•  Strong multi-year TSR performance relative to peers and the S&P Financials Index

•  Strong relative EPS growth compared to peers

•  Disciplined expense management

•  Revenue above prior year but below plan

* See pages 44 through 45 for further information regarding the CEO’s 2016 incentive award determination.

2016 Program Enhancements

Objectives	Enhancement
Strengthen tie between pay and performance

•   Implemented a “one decision” model for incentive compensation determinations, basing 100% of incentive compensation on our “balanced scorecard” — a comprehensive analysis of corporate and individual performance

•   “One decision” model (1) better aligns compensation with current year performance, (2) increases upside and downside program leverage and (3) simplifies the program to enhance employee understanding of performance objectives

•   Shifted the mix of deferred incentive compensation components to increase PSUs, emphasizing performance-based equity over time-vesting equity

Limit executive severance benefits	• Amended Executive Severance Plan to reduce maximum severance eligibility from 2 times to 1 times base salary

36	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

CEO Total Direct Compensation1

1	Total Direct Compensation reflects salary and incentive compensation for the applicable year. Totals may not foot due to rounding.

2	Target and award determinations reflect salary rate for the year and incentive compensation which is awarded after year-end for performance during the year.

3	SEC Reporting reflects salary, stock awards and non-equity incentive plan compensation reported in the Summary Compensation Table set forth on page 60 (and for 2013, reported in the Summary Compensation Table set forth in last year’s proxy statement). SEC Reporting does not reflect how our HRC Committee sets targets and determines awards, largely due to the timing requirements for reporting equity-based pay and our previously disclosed 2013 pay-for-performance enhancements.

4	Percentages represent incentive awarded as a percentage of target.

2016 Executive Pay Practice Highlights

What we do:	What we don’t do:

  Directly link pay to performance

  Require sustained financial performance to earn full amount of long-term awards

  Promote long-term stock ownership through deferred equity compensation

  Balance risk and reward in compensation

  Use a balanced approach for determining incentives with both corporate and individual goals

  Balance incentives for short- and long-term performance with a mix of fixed and variable, cash and equity compensation

  Conduct a robust stockholder outreach program

   Do not use employment agreements

   No excessive or single-trigger change-in-control or other severance benefits

   No excessive perquisites or benefits

   No tax gross-ups

   No hedging or short sales of our stock

   No dividend equivalents paid on unearned PSUs or RSUs

BNY Mellon	2017 Proxy Statement	37

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Performance

Our operating earnings per share (“OEPS”) was $3.17, representing a year-over-year increase of 11% and a 2% increase above our operating plan of $3.10. Combined with our strong OEPS growth last year, compounded OEPS growth for the two-year period from 2015 through 2016 was 15%, which is on track to meet our three-year Investor Day Goals. OEPS reflects GAAP EPS (earnings per diluted common share) as adjusted for significant items, including M&I, litigation and restructuring charges (recovery) in excess of plan. Our GAAP EPS increased year-over-year by 16% from $2.71 to $3.15, which is 5% above our GAAP plan of $2.99, representing a GAAP EPS growth rate at the 93rd percentile relative to our peers.

Our Return on Tangible Common Equity remained strong at 21%*, up 70 basis points year-over-year. Accordingly, our Return on Tangible Common Equity for the two-year period from 2015 through 2016 was also 21%*, which is on track to meet our three-year Investor Day Goals. Our continued focus on implementing expense controls resulted in a year-over-year decrease in expenses of 2%* on an adjusted basis, and our compensation to revenue ratio decreased to 37.6% as compared to 38.4% in 2015.

Although 2016 adjusted revenue of $15.2 billion* was below our operating plan of $15.5 billion, it represented a year-over-year increase of 1% and, when coupled with our strong operating expense controls, resulted in net operating income of $3.45 billion* (7% higher than 2015 net operating income and 3% above our operating plan). Our adjusted revenue growth for the two-year period from 2015 through 2016 was 2%.

In 2016, we achieved industry leading operating margins, and our adjusted pre-tax operating margin increased to 33%* (from 31% in 2015). Additionally, we attained positive adjusted operating leverage of 274 basis points.

Operating EPS	Adjusted Pre-Tax Operating Margin*

Adjusted Noninterest Expense ($ in millions)*	Adjusted Return on Tangible Common Equity*

*	For a reconciliation and explanation of these non-GAAP measures, as well as information on the calculation of OEPS and adjusted operating leverage for compensation purposes, see Annex A.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In 2016, we executed on our capital plan and returned nearly $3.2 billion to our stockholders in the form of common dividends and share repurchases. We distributed $778 million of common stock dividends to our stockholders in 2016 and also repurchased 5.4% of outstanding common shares for approximately $2.4 billion in 2016. We have repurchased 20% of common shares over the last five years and our 2016 dividend distributions and share repurchases resulted in a combined payout ratio of about 93%, one of the highest payout ratios in our peer group.

Although our total shareholder return (TSR) was below the median relative to our peer group and the S&P Financials Index as a whole for 2016 (25th and 48th percentiles, respectively), our TSR has outperformed the median of our peer group and the S&P Financials Index over both a three-year period (61st and 59th percentiles, respectively) and a five-year period (72nd and 69th percentiles, respectively).

We continue to maintain our strong capital position and further strengthen our balance sheet, remaining a safe and trusted business partner to our clients. Our estimated common equity Tier 1 ratio, calculated under the the Advanced Approach on a fully-phased in basis, was 9.7%* at December 31, 2016, exceeding the fully phased-in requirements plus applicable buffers of 8.5%.

Our strategic priorities for 2017 are designed to leverage our scale and expertise while delivering innovative strategic solutions with strong upside potential. The 2017 strategic priorities include: enhancing the client experience; driving profitable revenue growth; executing our business improvement processes to increase productivity and effectiveness while controlling expenses; being a strong, trusted counterparty by maintaining our safety and soundness, low-risk profile and strong liquidity and capital positions; generating and effectively deploying excess capital; and attracting, developing and retaining top talent. We believe that by executing on these priorities, we will ensure that we are making appropriate investments in our business to sustain long-term growth and value creation for our clients and stockholders.

We are also focused on improving the performance of our investment management business in 2017. In 2016, our investment management business achieved below-plan returns. To improve our performance and drive profitable revenue growth for 2017, we are focused on improving our investment performance, optimizing our distribution and infrastructure, repositioning certain products and developing new ones that are better aligned with evolving market conditions and curtailing initiatives that are not core to our strategic priorities. Our disciplined execution against these areas of focus is helping drive near-term performance, positioning us to attract new asset flows and drive improved margins.

Strong Multi-Year TSR Relative to Peers	Returned Significant Value to Stockholders

*	For a reconciliation and explanation of this non-GAAP measure see Annex A.

BNY Mellon	2017 Proxy Statement	39

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Compensation of Named Executives

2016 Target Total Direct Compensation Structure*

2016 Target Incentive Compensation Elements*

*	Excludes Curtis Y. Arledge, former Vice Chairman and CEO of Investment Management, whose employment with the company terminated effective March 23, 2016. Because compensation determinations for Mr. Arledge were made in connection with his departure, he is not included in this discussion. Mr. Arledge’s compensation is described below in “Separation Benefits for Mr. Arledge” on page 57.

40	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2016 Incentive Compensation Determinations

The following table shows the HRC Committee’s determinations of the form and amount of 2016 compensation awarded to our named executive officers, as well as corresponding 2014 and 2015 information. The amounts reported in the table differ substantially as reported for 2016 in the Summary Compensation Table set forth on page 60.

Pursuant to SEC rules, the Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after year-end, even if awarded for services in that year.

We consider the PSU and RSU awards granted during February of a given year to be part of the prior year’s compensation. For example, we consider PSU and RSU awards granted in February 2016 to be part of 2015 compensation. The following table depicts the manner in which the HRC Committee has considered named executive officer compensation determinations:

NEO Compensation Determinations(1)(2)

Executive	Year	Direct Compensation				Total Direct Compensation	Incentive Awarded as a Percentage of Target
		Salary	Cash Incentive	Deferred Equity
				RSU Incentive	PSU Incentive
Gerald L. Hassell Chairman & CEO	2016	$1.0	$4.3	$4.3	$8.7	$18.3	124%
	2015	$1.0	$2.4	$9.7	$4.1	$17.2	135%
	2014	$1.0	$1.2	$5.0	$4.5	$11.7	89%
Thomas P. (“Todd”) Gibbons Vice Chairman & CFO	2016	$0.7	$2.4	$2.0	$3.5	$8.5	124%
	2015	$0.7	$2.4	$3.0	$1.8	$7.9	135%
	2014	$0.7	$1.8	$1.4	$2.0	$5.8	97%
Brian T. Shea Vice Chairman & CEO of Investment Services	2016	$0.7	$2.4	$2.0	$3.6	$8.6	125%
	2015	$0.6	$2.5	$3.0	$1.9	$7.9	136%
Karen B. Peetz(3) President	2016	$0.7	$1.4	$3.2	$0	$5.2	104%
	2015	$0.7	$1.6	$2.0	$1.3	$5.6	114%
	2014	$0.7	$1.7	$1.3	$2.0	$5.7	94%
Mitchell E. Harris CEO of Investment Management	2016	$0.7	$1.7	$1.4	$2.6	$6.4	79%

1      Dollar amounts shown in millions. Totals may not foot due to rounding.

2      Our named executives also include Curtis Y. Arledge, former Vice Chairman and CEO of Investment Management. Mr. Arledge’s employment with the company terminated effective March 23, 2016. Because his compensation was determined in connection with his departure, he is not included in this table; his compensation is described below in “Separation Benefits for Mr. Arledge” on page 57.

Blue shading represents incentive determined by balanced scorecard results, reflecting the change to a “one decision” model in 2016 to (1) better align compensation with current year performance, (2) increase upside and downside program leverage and (3) simplify the program to enhance employee understanding of performance objectives

3      As previously disclosed, Ms. Peetz retired effective December 31, 2016. In recognition of the fact that Ms. Peetz is no longer able to influence our go-forward performance, the HRC Committee determined to award the deferred equity portion of her 2016 incentive award solely in the form of RSUs (rather than a combination of RSUs and PSUs).

BNY Mellon	2017 Proxy Statement	41

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2016 Target Compensation

Name	Salary	Target Incentive	Total Target Direct Compensation
Hassell	$1,000,000	$14,000,000	$15,000,000
Gibbons	$650,000	$6,350,000	$7,000,000
Shea	$650,000	$6,350,000	$7,000,000
Peetz	$650,000	$4,350,000	$5,000,000
Harris	$650,000	$7,350,000	$8,000,000

In the first quarter of each year, the HRC Committee considers competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation, and establishes annual target total direct compensation for each executive. Targets are reviewed annually but only adjusted if determined appropriate by the HRC Committee.

As disclosed last year, after having remained unchanged since 2012, 2016 target incentive compensation was increased for Mr. Hassell by $2 million to position his total target direct compensation in line with that of our peers. Additionally, for 2016, compared to the prior year, total target direct compensation was increased for each of Messrs. Gibbons and Shea by $1 million (including, for Mr. Shea, a salary increase from $600,000 to $650,000), in each case, to better align with their current responsibilities. Total target direct compensation was increased for Mr. Harris by $900,000 (including a salary increase from $600,000 to $650,000) in connection with his promotion to CEO of Investment Management.

2016 Incentive Awards

Starting with our 2016 compensation program, our HRC Committee determined to move to a “one decision” incentive structure to (1) better align compensation with current year performance, (2) increase upside and downside program leverage and (3) simplify the program to enhance employee understanding of performance objectives. Under the “one decision” structure, total incentive compensation is based on a single incentive award decision based on the balanced scorecard results and then delivered in the form of cash, PSUs and RSUs, rather than two separate incentive award decisions — one for annual incentive, delivered in the form of cash and RSUs, and one for long-term incentive, delivered in the form of PSUs. One hundred percent of the total incentive award is conditional upon meeting a minimum funding requirement and subject to reduction or elimination based on a risk assessment.

Minimum Funding Requirement

A common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis was established as a minimum funding requirement for our incentive compensation, with such percentage equal to the regulatory threshold ratio for a well-capitalized bank to which we expect to be held on a fully phased-in basis, including estimated buffers.

Payment of incentive compensation is conditioned upon our meeting this goal. This threshold funding goal was met, with an estimated common equity Tier 1 ratio of 9.7%* at December 31, 2016, calculated under the Advanced Approach on a fully phased-in basis.

Balanced Scorecard

We have used a “balanced scorecard” approach for our incentive compensation determinations since 2009 and have adapted it for our “one decision” 2016 incentive compensation determinations. Our approach is designed to be a comprehensive analysis of corporate and individual performance determined in the discretion of the HRC Committee. Our balanced scorecard provides for the following:

•

Corporate Component. The corporate component of the balanced scorecard is based on a single set of objective company-wide performance metrics that are designed to drive achievement of near-term business strategies. The HRC Committee establishes the applicable metrics at the start of the performance period and has discretion to consider other factors to obtain a holistic picture of our performance.

*	For a reconciliation and explanation of this non-GAAP measure, see Annex A.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

•

Individual Component. The individual component of the balanced scorecard focuses on individual performance and consists of (1) a business unit goal (as applicable) based on pre-tax income of the specific business unit for which the individual is responsible and (2) an individual modifier to recognize and differentiate individual actions and contributions in final pay decisions.

The HRC Committee determines the corporate component payout and the business unit payout, then applies the individual modifier to increase or decrease the total incentive award by up to ±25%. Finally, the HRC Committee has the discretion to reduce an individual’s corporate component, individual component and/or total incentive award based on an assessment of the individual’s risk profile. Incentive awards, including the effect of the individual modifier, can range from 0% up to 150% of the individual’s target award.

As illustrated below, incentive awards are paid out in a combination of cash, PSUs earned between 0 – 150% based on the achievement of performance metrics over a three-year performance period and RSUs deferred over three years. In calculating the number of PSUs and RSUs to grant, the HRC Committee divided the value of PSUs and RSUs awarded by $45.19, the average closing price of our common stock on the NYSE for the 15 trading days from January 13, 2017 through February 3, 2017, to mitigate the impact of short-term volatility in our stock price.

*	Percentages reflect incentive award payment to our CEO. For our other named executives, incentive awards are generally paid 30% in cash, 45% in PSUs and 25% in RSUs. As described below, Ms. Peetz’s incentive award was paid 30% in cash and 70% in RSUs in light of her retirement on December 31, 2016.

For Messrs. Hassell and Gibbons, the corporate component weighting was 100% due to their roles as the Company’s CEO and CFO, respectively. For Ms. Peetz, the corporate component and business unit were weighted 75% and 25%, respectively, due to her role as the Company’s President as well as the sizable impact her role has on the investment services business. For Messrs. Shea and Harris, the corporate component and business unit were weighted equally (50% each) due to their roles as the head of our investment services and investment management businesses, respectively.

BNY Mellon	2017 Proxy Statement	43

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Corporate Component Payout

The corporate component metrics are reviewed annually to select measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each named executive officer. In February 2016, the HRC Committee determined to focus management on OEPS and adjusted operating leverage, weighted 75% and 25% respectively. The HRC Committee retains the discretion to consider other factors (including our performance relative to our peers, market conditions and interest rate environment) in assessing the strength of the Company’s OEPS and adjusted operating leverage achievements and also retains the discretion to determine the overall corporate component payout.

•

OEPS (weighted 75%). OEPS is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items added or subtracted at the HRC Committee’s discretion. Our 2016 OEPS budget was set at $3.10 and, in February 2016, the HRC Committee established the guidelines below for a range of incentive payouts. These guidelines include the intended upside and downside leverage, which is the amount by which each percentage point difference between our budgeted and actual OEPS is magnified to determine the OEPS earnout portion of the corporate component.

OEPS	Percent of Budget ($3.10)	Earnout Range as a Percent of Target	Intended Leverage
>$ 3.72	>120%	150%
$3.10 – $3.72	100% – 120%	100% – 150%	3:1
$2.64 – $3.10	85% – 100%	40% – 110%	4:1
<$2.64	<85%	0%

•

Adjusted Operating Leverage (weighted 25%). Adjusted operating leverage is defined as the percentage change in operating revenue growth less operating expense growth for the same period (with revenue and expense items calculated on the same basis as the calculations for OEPS). In February 2016, the HRC Committee determined that the adjusted operating leverage portion of the corporate component would be earned at 100% if adjusted operating leverage is equal to, or more than, 100 basis points and at 0% if it is less than 100 basis points. There is no upside leverage associated with this metric, as the adjusted operating leverage portion cannot be earned above 100%.

Adjusted Operating Leverage	Earnout as a Percent of Target
≥100 bps	100%
<100 bps	0%

HRC Committee Determinations. Our actual 2016 OEPS was $3.17 and 2.3% above our operating budget, resulting in an earnout range of 100% to 150% for the OEPS portion of the corporate component per the guidelines shown above. The HRC Committee determined that an earnout of 106.9% in respect of the OEPS portion of the corporate component was appropriate, which reflected an earnout of 3 percentage points above target for each percentage point by which actual 2016 OEPS exceeded our operating budget (consistent with our intended leverage shown above).

For 2016, our adjusted operating leverage was 274 basis points, which exceeded the 100 basis point target described above. The adjusted operating leverage portion of the corporate component was therefore earned at 100%.

The OEPS earnout of 106.9%, weighted 75% of the total corporate component payout, and the adjusted operating leverage earnout of 100%, weighted 25% of the total corporate component payout, yielded a corporate component payout of 105.2%, based solely on the objective performance metrics. The HRC Committee then exercised its discretion to review the following factors with respect to our 2016 performance:

•

TSR results relative to peers over a 1, 3 and 5-year period were at the 25th, 61st and 72nd percentiles, respectively. When compared to the S&P Financials Index, our relative TSR results were directionally similar, ranking at the 48th, 59th and 69th percentiles over a 1, 3 and 5-year period, respectively.

•	EPS growth results relative to peers were at the 92nd percentile (at the time the HRC Committee made its determination, which excluded Prudential Financial, Inc.).

•	Expenses were under control, decreasing by 3% compared to 2015.

•	Adjusted revenue grew 1% over the prior year, below plan by 1.8 percentage points.

44	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Notwithstanding our strong multi-year TSR and EPS growth performance relative to peers and our disciplined expense management, management recommended and the HRC Committee agreed to limit the corporate component payout to 103% to reflect our below-plan revenue and the Company’s emphasis on quality growth based on earnings and revenue.

Individual Component (Business Unit Payout and Individual Modifier)

In February 2016, the HRC Committee approved the pre-tax income goal for each business unit and determined to apply similar payout range guidelines and the same intended leverage ratios as those applicable to the OEPS portion of the corporate component, as set forth above. At that time, the HRC Committee also approved individual modifier strategic and leadership objectives for our CEO, after discussion with the other independent directors, and for our other named executive officers, which were set by our CEO after discussion with the HRC Committee. None of the individual strategic and leadership objectives had any specific weighting; the objectives are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance.

In the first quarter of 2017, the HRC Committee evaluated 2016 business unit performance and determined each named executive officer’s individual modifier. For Mr. Hassell, the HRC Committee reviewed his performance self-assessment, obtained feedback from each independent director, and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other named executive officers, the HRC Committee reviewed his or her performance self-assessment, considered Mr. Hassell’s recommendation and summary of performance, and finalized its decision after soliciting input from the other independent directors.

BNY Mellon	2017 Proxy Statement	45

Payout Based on Objective Performance Metrics: 105.2% Discretionary Factors Strong multi-year TSR performance relative to peers and the S&P Financials index Strong relative EPS growth compared to peers Disciplined expense management Revenue above prior year but below plan Actual Corporate Component Payout: 103%

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Hassell, the HRC Committee considered the following key results:

•

Strategic: met or exceeded key financial metric targets; developed and executed corporate strategies to achieve our Investor Day Goals; evaluated and developed strategic vision for investment services and investment management businesses and successfully led risk management initiatives

•

Leadership: continued to enhance our performance- based culture; continued to build a robust and diverse leadership team and succession pipeline and assisted in building a robust and diverse Board; made a number of strategic and diverse hires and demonstrated commitment to providing superior client experience as a driver of new business

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 120% for Mr. Hassell.

The HRC Committee then granted Mr. Hassell 25% of his total incentive award in the form of cash, 50% in the form of PSUs and 25% in the form of RSUs.

In determining the individual component for Mr. Gibbons, the HRC Committee considered the following key results:

•

Strategic: achieved targets for key components of our operating plan; implemented process to assist business partners deliver run-rate improvements; assisted in the strategic review and restructuring of several businesses and executed use cases to explore benefits of potential fintech innovations

•

Leadership: drove initiatives to increase employee engagement in support of company-wide performance initiatives; advanced our diversity and inclusion agenda and continued to evolve business line financial reporting and analysis and risk management initiatives

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 120% for Mr. Gibbons.

The HRC Committee then granted Mr. Gibbons 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

46	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Shea, the HRC Committee considered the following key results:

•	Business Unit Payout: Our 2016 budgeted pre-tax income for the investment services business unit was $3.790 billion and, in February 2016, the HRC Committee established the guidelines below:

Percent of Budget ($3.790 billion)	Payout Range as a Percent of Target
<85%	0%
85% – 100%	40% – 100%
100% – 120%	85% – 150%
>120%	150%

Our actual achievement was $3.933 billion, representing 104% of budget, resulting in a payout range of 85% to 150%. The HRC Committee determined that a business unit payout percentage of 106% was appropriate.

•

Strategic: exceeded business improvement process target; executed multiple strategic investment initiatives and drove improvements to bolster growth; sustained business line performance; significantly advanced technology platforms and agenda and completed a number of major systems conversions

•

Leadership: implemented talent management tools and processes to support company-wide development initiatives; advanced our diversity and inclusion agenda; advanced our risk management agenda and attracted and developed key leaders for several businesses

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 120% for Mr. Shea.

The HRC Committee then granted Mr. Shea 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

In determining the individual component for Ms. Peetz, the HRC Committee considered the following key results:

•	Business Unit Payout: as described above, the HRC Committee determined that a business unit payout percentage of 106% was appropriate for the investment services business unit

•

Strategic: improved competitive positioning relative to peers through development of change initiative and training program and enhanced communications with employees and clients; transformed treasury services team to position group for innovation and successfully oversaw critical regulatory deliverables

•

Leadership: drove initiatives to increase employee engagement in support of company-wide performance initiatives; advanced our diversity and inclusion agenda and outperformed relative to peers with respect to corporate social responsibility

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Ms. Peetz.

The HRC Committee then granted Ms. Peetz 30% of her total incentive award in the form of cash and 70% in the form of RSUs. The HRC Committee determined not to grant Ms. Peetz any PSUs because she retired on December 31, 2016 and consequently will not impact our performance going forward.

BNY Mellon	2017 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Harris, the HRC Committee considered the following key results:

•	Business Unit Payout: Our 2016 budgeted pre-tax income for the investment management business unit was $1.156 billion and, in February 2016, the HRC Committee established the guidelines below:

Percent of Budget ($1.156 billion)	Payout Range as a Percent of Target
<85%	0%
85% – 100%	40% – 100%
100% – 120%	85% – 150%
>120%	150%

Our actual achievement was $1.053 billion, representing 91% of budget, resulting in a payout range of 40% to 100%. The HRC Committee determined that a business unit payout percentage of 72% was appropriate.

•	Strategic:

•

achieved net margin growth in a margin contraction environment; created investment performance standards for boutique investment capabilities; exceeded target for customer contacts; restructured and/or shut down a number of underperforming businesses and reduced structural costs

•	achieved below-plan returns on strategic initiatives and underperformed relative to peers with respect to revenue growth and growth of assets under management

•	Leadership: realigned senior leadership team; implemented talent management tools and processes to support company-wide development initiatives and advanced our diversity and inclusion agenda

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 90% for Mr. Harris.

The HRC Committee then granted Mr. Harris 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

Risk Assessment

We adopted the use of a risk scorecard in 2011 to formally connect compensation and risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an adequate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The HRC Committee’s review of the risk scorecard results for each named executive was taken into account by the HRC Committee in determining each of the corporate and individual components of the balanced scorecard. The HRC Committee has the ability to reduce or fully eliminate the incentive award if the risk scorecard result is significantly below expectation. No downward adjustments were made for 2016.

48	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Reduction or Forfeiture in Certain Circumstances

The company may cancel all or any portion of the RSUs and PSUs that constitute a portion of our named executives’ incentive award if, directly or indirectly, the named executive (1) engages, or is discovered to have engaged, in conduct that is materially adverse to the company’s interests during his or her employment, (2) violates certain non-solicitation or non-competition restrictions during his or her employment and for a certain period thereafter, (3) violates any post-termination obligation or duties owed to the company or (4) has received, or may receive, compensation that is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements. In addition, in the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

Outstanding PSUs

In 2013, we reintroduced PSUs as part of our incentive compensation program. The PSUs are granted each year based on prior-year performance. We consider PSUs granted during a given year to be part of the prior year’s compensation; for example, we consider the February 2016 PSU grant to be part of 2015 earned compensation. Any earned PSUs cliff vest after the end of three-year performance periods based on continued service with certain exceptions. The PSUs granted in 2014 and 2015 are earned between 0 – 125% and the PSUs granted in 2016 are earned based between 0 – 150%, in each case based on the achievement of performance metrics. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSU program.

February 2016 PSUs

As discussed in last year’s proxy statement, in February 2016, the HRC Committee granted PSUs to each of our then-current named executives based on target values, as adjusted based on prior-year risk scorecard results and strategic milestones. The February 2016 PSUs are earned based on 2018 OEPS, with the potential of a negative risk modifier should risk-weighted assets (“RWA”) grow at an unacceptable rate.

In particular, to emphasize our focus on pay for performance, the HRC Committee pre-established two sets of 2018 OEPS targets (one set for a “normalizing” scenario, where the daily average Fed target rate is greater than or equal to 100 basis points in 2018, and one set for an alternative “flat” scenario):

2018 OEPS in a “Flat” Rate Scenario	2018 OEPS in a “Normalizing” Rate Scenario	Payout Range
> $3.57	> $3.92	150%
$3.47 – $3.57	$3.78 – $3.92	100% – 150%
$3.47	$3.78	100%
$3.37 – $3.47	$3.63 – $3.78	50% – 100%
< $3.37	< $3.63	0%

The actual percentage of PSUs that are earned will be determined in the HRC Committee’s discretion within the payout range set forth above. In addition, the percentage may be adjusted downward by a risk-based modifier should risk-weighted assets grow at an unacceptable rate during the three-year performance period as set forth below:

Compound Annual Growth Rate of RWA	Risk-Based Modifier
> 11%	0% – 75%
11% – 9%	75% – 100%
< 9%	100%

For 2016, our OEPS was $3.17 and the one-year growth rate of our RWA was 0.43%.

BNY Mellon	2017 Proxy Statement	49

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our outstanding PSU awards are illustrated below:

	2014	2015	2016	2017	2018	2019

February 2014 PSU Award	Earned at 67% based on RRWA of 1.57% against a target of 2.0%	Earned at 87% based on RRWA of 1.83% against a target of 2.0%	Earned at 99% based on RRWA of 1.98% against a target of 2.0%	cliff vested in 2017

February 2015 PSU Award		OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2018 based on continued service

February 2016 PSU Award			OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2019 based on continued service

February 2017 PSU Award				OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2020 based on continued service

For the February 2014 PSU award, PSUs were earned in separate tranches over each year of the performance period based on return on risk-weighted assets (“RRWA”). RRWA was generally defined as net income available to common stockholders, adjusted for capital charges on acquisitions as incurred, divided by the simple average of quarter-end risk-weighted assets (estimated per a fully phased-in Basel III, based on assumptions and approaches existing at the commencement of the performance period as reported in our reports on Forms 10-Q and 10-K). For awards beginning in February 2015, RWA is generally defined as, for each fiscal year, the simple average of the preceding four quarter-end risk-weighted assets (estimated on a fully phased-in basis in Basel III using, for PSUs granted in 2015, the Advanced Approach, for PSUs granted in 2016, the higher of the Advanced or Standardized Approach and for PSUs granted in 2017, the Standardized Approach) based on existing assumptions at the commencement of the performance period and as reported in the company’s SEC filings.

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

After the merger in 2007, we assumed certain existing arrangements affecting the provision of retirement benefits to our named executives, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our named executives, may participate. Our named executives are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we froze all accruals under the Legacy BNY SERP as of December 31, 2014 and under our other U.S. defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our named executive officers’ participation therein, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

50	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Perquisites

Our named executives are eligible to participate in company-wide benefit plans. In addition, we provide certain benefits, consistent with market practices, that are reportable under SEC rules as perquisites (see footnotes to the Summary Compensation Table below). The following perquisites were provided in 2016 and are substantially unchanged from 2015:

Car and Driver

Each named executive has access to a pool of company cars and drivers for security purposes and to allow for more effective use of travel time. The pool is also available for use by our other executives.

Personal Use of Corporate Aircraft

Company aircraft are intended to be used by employees, directors and authorized guests primarily for business purposes. Our policy provides that the CEO should make prudent use of the company aircraft for security purposes and to make the most efficient use of his time. The HRC Committee receives an aircraft usage report on a semi-annual basis.

Charitable Gifts Match

We maintain a matching gift program for gifts to eligible charities. All of our employees are eligible to participate in the matching gift program, and our named executives are eligible for an additional match of up to $30,000.

In addition to the perquisites described above, certain named executive officers are covered by legacy life insurance plans assumed in the merger.

BNY Mellon	2017 Proxy Statement	51

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Pay Practices

Stakeholder Engagement

In determining our governance practices, we believe it is important to consider feedback and input from our stakeholders, including stockholders, employees, clients and the communities we serve.

We have consistently received strong support for our executive compensation program, with over 97% stockholder approval of the say-on-pay proposal at our 2016 Annual Meeting, over 95% approval at our 2015 Annual Meeting and over 93% approval at our 2014 Annual Meeting. We continue to actively engage with our stakeholders throughout the year (including webcasting our Annual Meeting to allow broader stockholder participation).

In total, in advance of our 2017 Annual Meeting and as a result of our annual outreach process, we invited feedback from investors representing about 45% of our outstanding shares and reached investors representing almost 30% of our outstanding shares, and we actively engaged with proxy advisory firms and other stakeholders on governance and performance matters. We further engaged stockholders and analysts at industry conferences, in meetings at our offices or at our stockholders’ offices, through conference calls and at our Investor Day conference held on October 28, 2014. We also regularly engage in direct meetings with local leaders and advocacy groups in our communities as well as with our employees.

Changes for 2017

We are focused on driving quality growth based on earnings and revenue, which we believe is the key to sustainable progress. Having achieved industry leading operating margins, we want to ensure that we are making appropriate investments in our businesses to sustain long-term growth and value creation for our clients and stockholders. Although we are still committed to maintaining our culture of expense control, our HRC Committee eliminated operating leverage from the corporate component of the balanced scorecard to make OEPS the primary performance metric for 2017. In addition to reinforcing our focus on topline growth, this adjustment to the corporate component more closely ties pay to performance by increasing the upside and downside leverage of our compensation program. Under our balanced scorecard for prior years, adjusted operating leverage, weighted 25% of the overall corporate component, was earned at either 100% or 0%, but was not itself subject to upside or downside adjustment. By eliminating the operating leverage component and increasing the weighting of the OEPS component, an incremental 25% of the corporate component is now subject to upward adjustment (in the case of above-target performance) and downward adjustment (in the case of below-target performance). The HRC Committee retains discretion to determine the corporate component payout and to consider other factors (including performance relative to our peers) in assessing the strength of the Company’s OEPS results.

52	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Key Compensation Practices

To further our commitment to good corporate governance practices and mitigation of inappropriate risk-taking, our 2016 compensation program for the named executives has the following features:

Directly link pay to performance

•   Incentive compensation is based on balanced scorecard results and comprises 91% of target total direct compensation

•  Incentive compensation deferred in the form of PSUs comprises 50% of target total incentive compensation for our CEO and 45% for other continuing named executives

•  Incentive compensation deferred in the form of RSUs comprises 25% of target total incentive compensation for all our continuing named executives

Balanced approach for incentive compensation

•  Incentive compensation earned based on a combination of corporate and individual goals

•  Corporate component based on OEPS (weighted 75%) and operating leverage (weighted 25%)

•  Business unit goals use quantitative financial measures to establish a payout range

•  Individual modifier allows the HRC Committee to recognize and differentiate individual contributions

Promote long-term stock ownership

•  Deferred equity (PSUs and RSUs) as a percentage of total incentive compensation: 75% for our CEO and 70% for our other named executives

•  Earned PSUs cliff vest after the end of a three-year performance period, and RSUs vest in equal installments over three years

•  Our CEO must acquire and retain company stock equal to six times base salary, and other named executives must acquire and retain stock equal to four times base salary, plus an additional amount equal to one times base salary to provide a cushion against stock volatility

What we don’t do	• No excessive or single-trigger change-in-control or other severance benefits • No tax gross-ups • No hedging or short sales of our stock • No stock option grants

HRC Committee Role and Process

In the first quarter of 2016, for each named executive, the HRC Committee approved base salary levels; established target amounts for the 2016 incentive award to be earned or granted, as applicable, in the first quarter of 2017 based on 2016 performance; and granted PSUs based on targets established in 2015, following consideration and adjustment based on prior-year risk scorecard results and strategic milestones.

In setting 2016 compensation targets, the HRC Committee, assisted by its independent compensation consultant, considered a variety of factors over multiple meetings, including our financial performance and data concerning peer companies’ executive compensation programs. Factors were considered holistically, and no one factor had an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee.

During the year, the HRC Committee received regular updates on performance forecasts versus performance goals, regulatory and legislative developments and other relevant matters. In the first quarter of 2017, the HRC Committee evaluated 2016 corporate performance, using a combination of financial and qualitative measures, as well as each named executive’s individual performance to make 2016 incentive compensation determinations under the “one decision” model as described above.

The HRC Committee also provided each named executive with incentive compensation targets for their 2017 incentive award, with the actual award amount to be determined in the first quarter of 2018 based on prior-year performance.

With respect to our CEO, the HRC Committee reports its preliminary conclusions and compensation decisions, and information on the process used by the HRC Committee, to the other independent members of our Board in executive session and solicits their input prior to finalizing determinations. With respect to our other named executive officers, the HRC Committee also advises and discusses with the other independent directors compensation decisions and the process used by the HRC Committee.

BNY Mellon	2017 Proxy Statement	53

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Role of Compensation Consultants

Since February 2014, the HRC Committee has retained Compensation Advisory Partners LLC, which we refer to as “CAP,” as its independent compensation consultant. CAP regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executive officers. For more information on CAP, see page 29.

Benchmarking

Peer Group

The HRC Committee and our management use a peer group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. In particular, the HRC Committee selected these companies based on:

•       mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•       relative size in terms of revenue, market capitalization and assets under management, as well as total assets and net income;

•       position as competitors for customers and clients, executive talent and investment capital; and

•       global presence.

The 2016 peer group selected by the HRC Committee was unchanged from 2015.

Compensation Benchmarking

Compensation information is collected from the peer group proxy statements to provide data for the HRC Committee to assess the competitiveness of targeted and actual compensation. Peer group information is also used to analyze market trends and compensation program practices. For certain named executive officers, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. Peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee as a consideration in setting 2016 target compensation levels for our named executives.

Financial Performance Benchmarking

The peer group is also used to provide the HRC Committee with relative financial performance assessments. The metrics reviewed include revenue growth, EPS growth, operating leverage, return on equity, return on tangible common equity as well as TSR on a one- and three-year basis. This analysis provides additional context for the HRC Committee in their review of compensation outcomes as well as compensation program design. When making annual compensation determinations for prior year performance, the HRC Committee reviews additional relative performance metrics as part of their considerations, as discussed above on pages 44 to 45.

Peer group data reviewed by the HRC Committee was considered holistically, and was used as an input, but not the sole input, of their compensation decisions.

54	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the ownership guideline.

	Stock Ownership Requirement	Stock Retention Requirement*

CEO	Must retain shares of our common stock equal to six times base salary	50% of net after tax shares must be held until age 60

Other NEOs	Must retain shares of our common stock equal to four times base salary	50% of net after tax shares must be held for one year after vesting date

*	Applies to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards granted after appointment to the Executive Committee and that were unvested as of August 2012.

Our CEO is subject to a 6-times base salary, and our other named executives are subject to a 4-times base salary, ownership guideline. All of our ongoing named executives are also expected to hold, as an administrative practice, an additional amount of company shares above their guideline amount equal to 1 times base salary to provide a cushion against stock volatility. All of our ongoing named executives meet the stock ownership and administrative guidelines. To determine their ownership stake we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

In addition, named executives are subject to a retention requirement relating to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards that were granted after their respective appointment to the Executive Committee and that were unvested as of August 2012. For the CEO, 50% of the net after-tax shares from these awards must be held until age 60; for other named executive officers, 50% of the net after-tax shares must be held for one year from the vesting date.

Anti-Hedging Policy

Our executive officers, including each named executive officer, and directors are subject to a robust anti-hedging policy which prohibits them from entering into hedging transactions with their company stock and derivative securities relating to BNY Mellon. Prohibited transactions include engaging in short sales of our stock, purchasing our stock on margin and buying or selling any puts, calls or other options involving our securities (other than options granted pursuant to our compensation program). Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans, gifts and pledges), our executive officers and directors are required to pre-clear such transaction with our legal department and obtain that department’s affirmative approval to enter into the transaction.

Our anti-hedging policy applies to all securities which our executive officers and directors beneficially own and, with the exception of Trian, any entity for which an executive officer or director is attributed ownership.

BNY Mellon	2017 Proxy Statement	55

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Clawback and Recoupment Policy

In addition to forfeiture provisions based on risk outcomes during the vesting period, we have a comprehensive recoupment policy administered by the HRC Committee that applies to equity awards granted to our executives, including the named executive officers. Under the policy, the company may cancel all or any portion of unvested equity awards made after the policy was adopted and require repayment of any shares of common stock (or values thereof) or amounts that were acquired from the award if:

•

the executive directly or indirectly engages in conduct, or it is discovered that the executive engaged in conduct, that is materially adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud or conduct contributing to any financial restatements or irregularities;

•	during the course of employment, the executive engages in solicitation and/or diversion of customers or employees and/or competition with the company;

•	following termination of employment with the company for any reason, the executive violates any post-termination obligations or duties owed to the company or any agreement with the company; or

•	any compensation otherwise payable or paid to the executive is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements.

In addition, we have a cash recoupment policy, which provides that the company may claw back some or all of a cash incentive award within three years of the award date if, during the award performance period, the employee (including each of the named executives) is found to have engaged in fraud or to have directly or indirectly contributed to a financial restatement or other irregularity. The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

Severance Benefits

Stockholder Approval of Future Senior Officer Severance Arrangements. In July 2010, the Board adopted a policy regarding stockholder approval of future senior officer severance arrangements. The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives stockholder approval.

56	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Executive Severance Plan. In July 2010, we adopted The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”). In August 2016, the HRC Committee reviewed the Executive Severance Plan in light of competitive market data and determined it was appropriate to amend the plan to bring the severance benefits available thereunder more in line with those offered by peer institutions. Accordingly, participants terminated by the company without “cause” after August 11, 2017, will be eligible to receive severance in the amount of 1 times base salary. In addition, for participants terminated by the company without “cause” after August 7, 2016, eligibility for a pro-rata annual bonus for the year of termination is determined on a case by case basis and if awarded, paid at year end after an evaluation of corporate, business unit and individual performance, among other considerations. The following table sets forth the severance benefits available under the Executive Severance Plan, both before and after the HRC Committee’s August 2016 amendment.

Reason for Termination		Severance Payment	Bonus	Benefit Continuation	Outplacement Services
By the company without “cause”	Original	2 times base salary	Pro-rata annual bonus for the year of termination	Two years	One year
	Revised	Reduced to 1 times base salary	Pro-rata annual bonus paid at year end at the discretion of management and the HRC Committee	Reduced to one year	No change
By the company without “cause” or by the executive for “good reason” within two years following a “change in control”	Original	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	Two years	One year
	Revised	No change	No change	No change	No change

Executive Severance Plan participants are selected by the HRC Committee and include each of our named executives. To receive benefits under the plan, the participant must sign a release and waiver of claims in favor of the company and agree not to solicit our customers and employees for one year.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future senior officer severance arrangements as described above.

Separation Benefits for Mr. Arledge

Mr. Arledge’s employment with the company terminated effective March 23, 2016. In connection with his termination, the company determined that he was eligible to receive payments under the Executive Severance Plan for a termination by the company without “cause.” In accordance with the plan, Mr. Arledge received a severance payment of $1,300,000 equal to two times his base salary payable over two years; a 2016 incentive award pro-rated for the portion of the year during which he was employed by us, with such benefit determined by the company’s actual performance during such period; benefits continuation for two years; and outplacement services for one year.

In determining the 2016 incentive for Mr. Arledge, the HRC Committee awarded him an individual modifier of 100%. Combined with the corporate component payout of 103% (weighted 50%) and the business unit payout for the investment management business of 72% (weighted 50%), the total incentive compensation awarded to Mr. Arledge was 88% of target. Mr. Arledge had a target of $13,350,000 and his award was pro-rated for the portion of the year during which he was employed by us, resulting in an incentive award of $1,456,964. 30% of Mr. Arledge’s incentive compensation was paid in cash and 70% was deferred in the form of RSUs, which vest in equal installments over three years.

BNY Mellon	2017 Proxy Statement	57

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Additionally, as a result of his departure prior to the completion of the applicable performance periods, Mr. Arledge vested in a pro-rated portion of the 2016 tranche of his February 2014 PSU awards and is eligible to vest in a pro-rated portion of his unvested February 2015 and 2016 PSU awards. Accordingly, Mr. Arledge vested in 9,055 shares under the 2016 tranche of the February 2014 PSU awards and the number of shares under the February 2015 and February 2016 PSU awards in which Mr. Arledge will vest will be based on the company’s actual performance as determined by the HRC Committee at the end of the applicable performance periods, and pro-rated to reflect the portion of each such performance period during which he was employed by us.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. The HRC Committee considered that Section 162(m) of the IRC generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and the three other most highly compensated officers each year. This limitation does not apply to “qualifying performance-based” compensation as defined in the IRC. We generally design our compensation programs so that compensation paid to the named executives can qualify for available income tax deductions. Our incentive awards are granted under our stockholder-approved Executive Incentive Compensation Plan and intended to be “qualifying performance-based” compensation. In that regard, incentive compensation paid to any individual for the calendar year cannot exceed the sum of $3 million plus 0.5% of our positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and extraordinary items, as disclosed on our consolidated statement of income for such year included in our Annual Report on Form 10-K.

However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

58	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

How We Address Risk and Control

On a regular basis, our Chief Risk Officer and our HRC Committee review the company’s risk appetite, practices and employee compensation plans, including sales incentives, for alignment with sound risk management. Our Chief Risk Officer also met with the HRC Committee to specifically discuss and review our 2016 compensation plans, including the plans in which members of the Executive Committee participate. With respect to employees broadly, we also monitor the company’s compensation plans through a management-level compensation oversight committee that includes our Chief Risk Officer, Chief Human Resources Officer, Chief Financial Officer and the Risk Management and Compliance Chief Administrative Officer. The committee receives regular reports, meets at least on a quarterly basis and reports to the HRC Committee on risk-related compensation issues.

We identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk, using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions, with such adjustments later reviewed by the HRC Committee. The incentive compensation of identified employees is directly linked to risk-taking either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process.

With respect to our named executive officers, a common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis calculated under the Advanced Approach was established as a minimum funding requirement for our incentive compensation, with such percentage being equal to the regulatory threshold ratio to which we expect to be held on a fully phased-in basis, including estimated buffers. Our incentive compensation also takes into account a risk assessment for both the company as a whole and for each individual. In addition, all of our named executive officers’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period and all of their cash incentives are subject to 100% clawback within three years following the award date, in each case based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and the consideration of risk in the context of compensation. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or create risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

By: The Human Resources and Compensation Committee

Edward P. Garden, Chairman	Edmund F. “Ted” Kelly	Samuel C. Scott III
Jeffrey A. Goldstein

BNY Mellon	2017 Proxy Statement	59

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table and Grants of Plan-Based Awards Table, on this page 60 and on page 62, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our incentive compensation is awarded for services performed the prior year and our long-term equity incentives are awarded after adjustment for performance during the prior year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
Gerald L. Hassell	2016	$1,000,000	$—	$13,656,477	$—	$4,326,000	$—	$183,121	$19,165,598
Chairman & Chief Executive Officer	2015	$1,000,000	$—	$9,889,738	$—	$2,419,200	$—	$173,496	$13,482,434
	2014	$1,000,000	$—	$7,750,031	$—	$1,244,640	$1,509,388	$155,469	$11,659,528
Thomas P. “Todd” Gibbons	2016	$650,000	$—	$4,755,929	$—	$2,354,580	$179,290	$84,360	$8,024,159
Vice Chairman & Chief Financial Officer	2015	$650,000	$—	$3,510,949	$—	$2,426,760	$—	$76,731	$6,664,440
	2014	$650,000	$—	$2,982,659	$—	$1,808,471	$978,123	$78,460	$6,497,713
Brian T. Shea(5)	2016	$625,000	$—	$4,812,725	$—	$2,388,870	$—	$114,200	$7,940,795
Vice Chairman & CEO of Investment Services	2015	$575,000	$—	$3,033,843	$—	$2,459,646	$—	$115,616	$6,184,105
Karen B. Peetz	2016	$650,000	$—	$3,280,346	$—	$1,353,938	$—	$48,550	$5,332,834
President	2015	$650,000	$—	$3,439,089	$—	$1,647,726	$39,595	$43,000	$5,819,410
	2014	$650,000	$—	$2,907,106	$—	$1,716,826	$233,014	$26,012	$5,532,958
Mitchell E. Harris(5)	2016	$625,000	$—	$3,713,373	$—	$1,736,438	$74,252	$18,550	$6,167,613
CEO of Investment Management
Curtis Y. Arledge(6)	2016	$162,500	$—	$7,230,894	$—	$437,089	$—	$1,398,747	$9,229,230
Former Vice Chairman & CEO of Investment Management	2015	$650,000	$—	$8,082,755	$—	$3,364,200	$—	$121,592	$12,218,547
	2014	$650,000	$—	$7,544,542	$—	$3,647,534	$—	$95,396	$11,937,472

(1)	The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2016, 2015 and 2014. For 2016, the grant date fair values of PSUs were: $4,091,945 for Mr. Hassell; $1,824,324 for Mr. Gibbons; $1,841,370 for Mr. Shea; $1,289,825 for Ms. Peetz; $1,734,624 for Mr. Harris; and $3,166,824 for Mr. Arledge. At the maximum level of performance, the PSU values would be: $6,137,917 for Mr. Hassell; $2,736,486 for Mr. Gibbons; $2,762,055 for Mr. Shea; $1,934,738 for Ms. Peetz; $2,601,936 for Mr. Harris; and $4,750,235 for Mr. Arledge.

(2)	The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	The amount disclosed in this column for 2016 represents the amount of increase in the present value of the executive’s accumulated pension benefit and, for Mr. Harris, also includes $21,341 representing the portion of interest accrued on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Elective Deferred Compensation Plan for Senior Officers (see page 68 for additional information about this plan). Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2016, including a discount rate of 4.35%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable. The increase in present value of accumulated benefit for Mr. Hassell is negative $212,805 (this negative amount is not reflected in the amount disclosed above for Mr. Hassell). The increase in present value of accumulated benefit for Ms. Peetz is negative $7,717 (this negative amount is not reflected in the amount disclosed above for Ms. Peetz).

60	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

(4)	The items comprising “All Other Compensation” for 2016 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Severance Payments(d)	Total
Gerald L. Hassell	$149,921	$18,550	$14,650	$—	$183,121
Thomas P. ”Todd” Gibbons	$55,710	$18,550	$10,100	$—	$84,360
Brian T. Shea	$95,650	$18,550	$—	$—	$114,200
Karen B. Peetz	$30,000	$18,550	$—	$—	$48,550
Mitchell E. Harris	$—	$18,550	$—	$—	$18,550
Curtis Y. Arledge	$56,177	$8,125	$—	$1,334,445	$1,398,747

(a)	“Perquisites and Other Personal Benefits” are for Mr. Hassell, use of company car and driver ($53,237), use of company aircraft ($66,684) and enhanced charitable gift match ($30,000); for Mr. Gibbons, use of company car and driver ($42,597), use of company aircraft ($8,061) and enhanced charitable gift match ($5,052); for Mr. Shea, use of company car and driver ($65,650) and enhanced charitable gift match ($30,000); for Ms. Peetz, enhanced charitable gift match ($30,000); and for Mr. Arledge, use of company car and driver ($26,177) and enhanced charitable gift match ($30,000).

The amounts disclosed represent aggregate incremental costs as follows: use of the company car and driver determined by the company’s net cost associated with the individual’s personal use of the pool of vehicles and drivers; personal use of corporate aircraft determined by the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use; and the enhanced charitable gift match determined by matching contributions to eligible charities made by the company in excess of those provided for other employees under the company’s gift matching programs. We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2016 and divided this number by the total number of flight hours logged in 2016.

(b)	“Contributions to Defined Contribution Plans” consist of matching contributions under our 401(k) plans and non-discretionary company contributions under The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “Nonqualified Deferred Compensation” below on page 67 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan. In addition, for Messrs. Hassell, Gibbons, Shea and Harris and Ms. Peetz, the amount includes non-discretionary company contributions totaling 2% of base salary under our 401(k) plan.

(c)	Represent taxable payments made by us for universal life insurance policies.

(d)	Represents the following severance payments made by us pursuant to the Executive Severance Plan: two times base salary ($1,300,000) and two years of benefits continuation (valued at $34,445).

(5)	Because Mr. Shea was only a named executive in 2016 and 2015, no disclosure is included as to Mr. Shea for 2014. Because Mr. Harris was only a named executive in 2016, no disclosure is included as to Mr. Harris for 2015 or 2014.

(6)	Mr. Arledge’s employment with BNY Mellon terminated on March 23, 2016.

BNY Mellon	2017 Proxy Statement	61

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Grants of Plan-Based Awards

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Date HRC Committee took Action to Grant Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)(3)
Gerald L. Hassell	EICP	—	—	—	$14,000,000	$21,000,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	117,147	175,721	$4,091,945
Thomas P. “Todd” Gibbons	EICP	—	—	—	$6,350,000	$9,525,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	52,228	78,342	$1,824,324
Brian T. Shea	EICP	—	—	—	$6,350,000	$9,525,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	52,716	79,074	$1,841,370
Karen B. Peetz	EICP	—	—	—	$4,350,000	$6,525,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	36,926	55,389	$1,289,825
Mitchell E. Harris	EICP	—	—	—	$7,350,000	$11,025,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	49,660	74,490	$1,734,624
Curtis Y. Arledge	EICP	—	—	—	$13,350,000	$20,025,000	—	—	—	—
	PSUs	2/19/2016	2/19/2016	—	—	—	—	90,662	135,993	$3,166,824

(1)	Represents incentive compensation amounts to be paid for performance during 2016 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). Amounts earned under the EICP in 2017 (for 2016 performance) were made 25% in the form of cash, 50% in the form of PSUs and 25% in the form of RSUs for Mr. Hassell; 30% in the form of cash and 70% in the form of RSUs for Ms. Peetz and Mr. Arledge; and 30% in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs for our other named executives. There was no threshold payout under this plan for 2016.

The table above does not reflect the RSUs that were granted on February 19, 2016 with respect to each named executive‘s 2015 annual incentive award, which was made 20% in the form of cash and 80% in the form of RSUs for Mr. Hassell and 45% in the form of cash and 55% in the form of RSUs for our other named executives. The RSUs vest in equal installments over three years. In the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs will be subject to review and potential forfeiture, as determined by our HRC Committee. The 2015 annual incentive award was previously reported in the 2015 Grants of Plan-Based Awards Table.

(2)	Represents the portion of the named executive’s incentive compensation award granted in the form of PSUs under The Bank of New York Mellon Corporation Long-Term Incentive Plan. The amounts shown under the Maximum column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. These units will be earned between 0 – 150% based on our 2018 OEPS and growth in Risk Weighted Assets from 12/31/2015 to 12/31/2018 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate. The earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

62	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated based on $47.38 per share, the closing price of our common stock on the NYSE on December 30, 2016.

		Option Awards				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Gerald L. Hassell	2008	380,916	—	$42.3100	3/10/2018
	2010	319,803	—	$30.2500	3/15/2020
	2011	295,119	—	$30.1300	2/23/2021
	2012	434,412	—	$22.0300	2/22/2022
	2014					46,732	$2,214,162
	2015					87,804	$4,160,154
	2016					273,820	$12,973,592
	2014-2016					96,635(3)	$4,578,559
	2015-2017							123,175(4)	$5,836,028
	2016-2018							119,190(4)	$5,647,226
Thomas P. “Todd” Gibbons	2008	184,380	—	$42.3100	3/10/2018
	2008	38,152	—	$34.6300	7/21/2018
	2011	190,124	—	$30.1300	2/23/2021
	2012	128,432	—	$22.0300	2/22/2022
	2014					15,774	$747,372
	2015					23,963	$1,135,367
	2016					83,928	$3,976,509
	2014-2016					43,083(3)	$2,041,261
	2015-2017							54,915(4)	$2,601,890
	2016-2018							53,139(4)	$2,517,720
Brian T. Shea	2011	119,182	—	$30.1300	2/23/21
	2012	80,494	—	$22.0300	2/22/22
	2014					13,106	$620,962
	2015					21,851	$1,035,300
	2016					85,066	$4,030,427
	2014-2016					39,418(3)	$1,867,645
	2015-2017							45,677(4)	$2,164,164
	2016-2018							53,635(4)	$2,541,244
Karen B. Peetz	2014					14,965	$709,042
	2015					22,748	$1,077,800
	2016					56,986	$2,699,997
	2014-2016					43,083(3)	$2,041,261
	2015-2017							54,915(4)	$2,601,890
	2016-2018							37,570(4)	$1,780,067

BNY Mellon	2017 Proxy Statement	63

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

		Option Awards				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Mitchell E. Harris	2012	31,621	—	$22.0300	2/22/2022
	2014					19,695	$933,149
	2015					27,934	$1,323,513
	2016					56,649	$2,684,030
	2014-2016					52,344(3)	$2,480,041
	2015-2017							66,720(4)	$3,161,192
	2016-2018							50,526(4)	$2,393,926
Curtis Y. Arledge	2014					40,452	$1,916,616
	2015					48,332	$2,289,970
	2016					116,349	$5,512,616
	2014-2016					74,979(3)	$3,552,486
	2015-2017							56,013(4)	$2,653,903
	2016-2018							6,986(4)	$330,985

(1)	Refers to the year of grant for stock options and RSUs, and to the performance period for PSUs.

(2)	RSUs vest in accordance with the following schedule:

Year of Grant
2014	1/3 vest per year over a three-year period; the remaining unvested RSUs vested on 2/19/2017
2015	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/2 on 2/20/2017 and vest 1/2 on 2/20/2018
2016	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/3 on 2/19/2017 and vest 1/3 on 2/19/2018 and 1/3 on 2/19/2019

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2014	1/3 earned per year over the three-year performance period, between 0 – 125% of target based on our return on risk-weighted assets during each year; earned PSUs cliff vested at the end of the performance period (on 2/19/2017)
2015	Earned, between 0 – 125% of target, based on our OEPS growth over the three-year performance period with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/20/2018)
2016	Earned, between 0 – 150% of target, based on our 2018 OEPS and growth in Risk Weighted Assets from 12/31/2015 to 12/31/2018 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/19/2019)

(3)	Includes accrued dividends on all tranches for the PSUs granted in 2014, which were earned based on performance as of December 31, 2016 but remained subject to ongoing time-vesting conditions.

(4)	Includes accrued dividends on the unearned portion of the PSUs granted in 2015 and 2016, assuming target performance.

64	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Gerald L. Hassell	784,818	$3,295,081	245,279	$8,567,612
Thomas P. “Todd” Gibbons	514,557	$6,336,932	99,218	$3,465,687
Brian T. Shea	—	$—	82,846	$2,893,811
Karen B. Peetz	244,865	$1,789,394	96,048	$3,354,958
Mitchell E. Harris	—	$—	122,920	$4,293,578
Curtis Y. Arledge	864,077	$13,093,308	248,274	$8,672,215

Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gerald L. Hassell	BNY Mellon Tax-Qualified Retirement Plan	38.75	$1,601,620	$—
	Legacy BNY Excess Plan	38.75	$4,274,731	$—
	Legacy BNY SERP	38.25	$11,395,364	$—

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$1,272,484	$—
	Legacy BNY Excess Plan	28.08	$2,029,410	$—
	Legacy BNY SERP	27.58	$3,483,706	$—

Karen B. Peetz	BNY Mellon Tax-Qualified Retirement Plan	16.25	$677,557	$—
	Legacy BNY Excess Plan	16.25	$459,497	$—

Mitchell E. Harris	BNY Mellon Tax-Qualified Retirement Plan	10.75	$346,728	$—
	Legacy Mellon IRC Section 401(a)(17) Plan	10.75	$508,173	$—

(1)	Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan and the BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)	The present values shown above are based on benefits earned as of December 31, 2016 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2016, including a discount rate of 4.35%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon	2017 Proxy Statement	65

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

BNY Mellon Retirement Plans

The BNY Mellon Tax-Qualified Retirement Plan was previously amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because each of Messrs. Hassell and Gibbons and Ms. Peetz were all over age 50 as of December 31, 2008, they continued to earn benefits under the provisions of the legacy plans in which they participate.

Because Messrs. Hassell and Gibbons and Ms. Peetz have attained at least age 55, they are each eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Unreduced benefits are payable under these plans at age 60, or at age 57 with 20 years of service. Messrs. Hassell and Gibbons and Ms. Peetz are currently entitled to unreduced benefits from these plans. Since Mr. Hassell is over age 60, he is also entitled to an unreduced benefit from the Legacy BNY SERP. Messrs. Shea, Harris and Arledge do not participate in any plan that provides for specified payments and benefits (other than defined contribution plans) and accordingly, are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan — Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay (maximum of $265,000 in 2016). Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon

Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

Legacy BNY SERP. The Legacy BNY SERP is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in this plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

All of these plans are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Beginning with 2006, all of the plans generally provided benefits under a career average pay formula, rather than the final average pay formula under which benefits were based prior to 2006. From January 1, 2006 through the applicable date on which the plan was frozen, benefits accrued for all three plans were equal to 1% (increased to 1.1% effective January 1, 2009 and with respect to the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan, decreased to 0.9%, effective January 1, 2011) of eligible pay earned after 2005. Benefits accrued before 2006 were based on a final average pay formula and service as of December 31, 2005 using a five-year average period for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan and a three-year average period for the Legacy BNY SERP. Prior to the applicable date on which each plan was frozen, the benefit accrued prior to 2006 was indexed at a rate of 1% per year. Accrued benefits under each of the plans were provided solely for service at The Bank of New York or with us.

66	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the named executives participate. For 2016, each of our named executives participated in the BNY Mellon 401(k) Benefits Restoration Plan, and Mr. Harris participated in the BNY Mellon Deferred Compensation Plan and the Mellon Elective Deferred Compensation Plan for Senior Officers. Each of these plans is described below.

Name	Executive Contributions in Fiscal Year 2016	Registrant Contributions in Fiscal Year 2016 (1)	Aggregate Earnings in Fiscal Year 2016	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2016
Gerald L. Hassell	$—	$14,700	$1,135	$—	$25,835
Thomas P. “Todd” Gibbons	$—	$7,700	$764	$—	$14,964
Brian T. Shea	$—	$7,200	$1,439	$—	$28,949
Karen B. Peetz	$—	$7,700	$3	$—	$14,203
Mitchell E. Harris(2)	$—	$7,200	$129,303	$252,988	$2,993,714
Curtis Y. Arledge	$—	$—	$2,230	$41,723	$—(3)

(1)	These amounts represent contributions under the BNY Mellon 401(k) Benefits Restoration Plan and are included in the All Other Compensation column of the Summary Compensation Table on page 60.

(2)	Amounts for Mr. Harris reflect aggregate balances and earnings in the BNY Mellon 401(k) Benefits Restoration Plan, the BNY Mellon Deferred Compensation Plan, and the Mellon Elective Deferred Compensation Plan for Senior Officers. Mr. Harris received a distribution of $252,988 pursuant to his election to receive his balance in the BNY Mellon Deferred Compensation Plan in 5 annual installments.

(3)	Mr. Arledge received a distribution of his balance in the BNY Mellon 401(K) Benefits Restoration Plan as a result of the termination of his employment.

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. The BNY Mellon 401(k) Benefits Restoration Plan is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan, for employees not accruing benefits in our defined benefit pension plans where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the Internal Revenue Code (the “IRC”). Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-discretionary company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2016, all of our named executives participate in the BNY Mellon 401(k) Benefits Restoration Plan.

BNY Mellon Deferred Compensation Plan. The BNY Mellon Deferred Compensation Plan permits eligible employees, including our named executives, to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $118,500 in 2016) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan. As of December 31, 2016, Mr. Harris is the only named executive that participates in the plan.

BNY Mellon	2017 Proxy Statement	67

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Mellon Elective Deferred Compensation Plan for Senior Officers. The Mellon Elective Deferred Compensation Plan for Senior Officers is a nonqualified, unfunded plan that permitted executives, including Mr. Harris, to defer receipt of earned salary and cash bonus/incentive amounts above the Social Security wage base until a later date while employed, upon retirement or after retirement not to exceed age 70. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. The executive may allocate his deferrals to receive earnings based on multiple variable rates or a declared rate (for 2016, 4.31%). Previously deferred amounts allocated to the declared rate must remain in the declared rate. Although the plan is unfunded, funds have been set aside in an irrevocable grantor trust for the purpose of paying benefits under the plan to participants.

Potential Payments upon Termination or Change in Control

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments upon termination or change in control.

Retirement Benefits

As shown in the Pension Benefits and the Nonqualified Deferred Compensation Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2016 and using the same assumptions as used for the Table of Other Potential Payments below, our named executives were eligible to receive accelerated or continued vesting of stock awards in the following amounts: for Mr. Hassell, $35,708,927; for Mr. Gibbons, $8,900,269; for Mr. Shea, $8,478,092; and for Mr. Harris, $13,055,365. Mr. Arledge was not retirement-eligible when his employment with BNY Mellon terminated on March 23, 2016. Ms. Peetz is not included above because her employment with us terminated due to her retirement on December 31, 2016. Accelerated or continued vesting is not provided on termination by the company for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to two times (if terminated after August 11, 2017, one times) the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination), benefit continuation for two years (if terminated after August 11, 2017, one year) and outplacement services for one year. The participant is also eligible for a pro-rata annual bonus for the year of termination in the Company’s sole discretion. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to solicit our customers and employees for one year. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax.

68	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our named executives through December 31, 2016 were granted under The Bank of New York Mellon Corporation Long-Term Incentive Plan, as applicable. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. Accordingly, the effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award.

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2016.

•	The value of our common stock of $47.38 per share is based on the closing price of our common stock on the NYSE on December 30, 2016, the last trading day in 2016.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or option/stock award vesting that would be earned on retirement as described above. We have only included amounts by which a named executive’s retirement benefit is enhanced by the triggering event, or additional option/stock awards that vest on the triggering event that would not vest on retirement alone. See “Retirement Benefits” on page 68 above for information on the acceleration or continued vesting of equity awards upon retirement.

•

The designation of an event as a termination in connection with a change of control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the named executive for good reason.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the named executives are described below.

Mr. Arledge is not included in the table below because his employment with us terminated in 2016; see “Separation Benefits for Mr. Arledge” on page 57 for information on payments he received in connection with his termination. Mr. Arledge also will continue to vest in the stock awards disclosed in “Outstanding Equity Awards at Fiscal Year-End” on page 63 in accordance with the applicable award agreements.

Ms. Peetz is not included in the table below because her employment with us terminated due to her retirement on December 31, 2016. Ms. Peetz did not receive severance in connection with her retirement. She will continue to vest in the stock awards disclosed in “Grants of Plan-Based Awards” on page 62 and “Outstanding Equity Awards at Fiscal Year-End” on page 63 in accordance with the applicable award agreements.

BNY Mellon	2017 Proxy Statement	69

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death
Gerald L. Hassell
Cash Severance(1)	$2,000,000	$16,000,000	$—
Pro-rated Bonus(1)	$8,652,000	$7,000,000	$—
Health and Welfare Benefits	$11,110	$11,110	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$10,663,110	$23,011,110	$—

Thomas P. “Todd” Gibbons
Cash Severance(1)	$1,300,000	$8,285,000	$—
Pro-rated Bonus(1)	$4,316,730	$3,492,500	$—
Health and Welfare Benefits	$575	$575	$—
Additional Retirement Benefits(2)	$—	$—	$3,576,509
Additional Stock Award Vesting(3)	$4,203,931	$4,203,931	$4,203,931
Tax Gross-Up	$—	$—	$—
TOTAL	$9,821,236	$15,982,006	$7,780,440

Brian T. Shea
Cash Severance(1)	$1,300,000	$8,285,000	$—
Pro-rated Bonus(1)	$4,379,595	$3,492,500	$—
Health and Welfare Benefits	$17,140	$17,140	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$3,860,409	$3,860,409	$3,860,409
Tax Gross-Up	$—	$—	$—
TOTAL	$9,557,144	$15,655,049	$3,860,409

Mitchell E. Harris
Cash Severance(1)	$1,300,000	$9,385,000	$—
Pro-rated Bonus(1)	$3,183,469	$4,042,500	$—
Health and Welfare Benefits	$10,503	$10,503	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$4,493,972	$13,438,003	$—

(1)	Amounts shown assume that no named executive received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the executive severance plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a two-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)

Amounts shown include amounts that would be payable automatically in a lump sum distribution upon death. For benefits that would not be payable automatically in a lump sum, the amount included is the present value based on the assumptions used for purposes of measuring pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2016, including a discount rate of 4.35%. Amounts shown include only the amount by which a named executive’s retirement benefit is

70	BNY Mellon	2017 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables

enhanced as a result of termination, pursuant to, where applicable, required notices given after the existence of a right to payment. Information relating to the present value, whether the amounts are paid in a lump sum or on an annual basis and the duration of each named executive’s accumulated retirement benefit can be found in “Pension Benefits” on page 65 above.

(3)	The value of Additional Stock Award Vesting represents the value at December 31, 2016 of all shares of restricted stock, restricted stock units (along with cash dividends accrued on the restricted stock units), and earned PSUs (along with dividend equivalents on the PSUs) that on that date were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 68 above.

BNY Mellon	2017 Proxy Statement	71

ITEM 3. ADVISORY VOTE ON SAY-ON-PAY VOTE FREQUENCY	> Resolution

Proposal

We are asking stockholders to vote in favor of advising the company to conduct a say-on-pay vote every year, at each Annual Meeting of stockholders.

Background

•    Under Exchange Act rules, at least once every six years we must hold an advisory vote on whether to present to stockholders an advisory vote on executive compensation every year, every two years or every three years.

•    We held our first say-on-pay vote frequency advisory vote in 2011. At the 2011 Annual Meeting, the Board recommended the option of holding an annual say-on-pay vote, and 86% of the votes cast voted in favor of holding such a vote annually.

•    Our Board values continuing, constructive feedback from our stockholders on executive compensation and other important corporate governance topics. An annual vote fosters communication between our stockholders, the Board and the HRC Committee and offers a strong mechanism for stockholders to provide ongoing input on executive compensation as well as the company’s compensation practices and policies. The Board believes that an annual vote has provided, and will continue to provide, valuable feedback on executive compensation. The Board further believes that an annual vote makes the most sense for the company because the HRC Committee evaluates and determines the compensation of our named executives on an annual basis.

Voting

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the greatest number of votes will be deemed to have received the recommendation of the stockholders.

Your vote on this resolution is an advisory vote. Although the Board is not required to take any action in response to the stockholder vote, the Board values our stockholders’ opinions. As in prior years, the Board intends to consider the results of the 2017 vote carefully when making future decisions regarding how often the company should conduct a stockholder advisory vote on executive compensation.

72	BNY Mellon	2017 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2017.

Background

KPMG LLP or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as independent registered public accounting firm for the 2017 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

•    For the appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

•    To negotiate and approve the audit engagement fees and terms associated with the retention of KPMG LLP.

•    To annually evaluate and, as appropriate, replace KPMG LLP as our independent registered public accountant and discuss with management the timing and process for implementing the mandatory rotation of the lead engagement partner.

We expect that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2017.

If the selection of KPMG LLP is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG LLP is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in our best interests.

BNY Mellon	2017 Proxy Statement	73

ITEM 4. RATIFICATION OF KPMG LLP	> Report of The Audit Committee

On behalf of our Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2016 and management’s assessment of internal control over financial reporting as of December 31, 2016. KPMG LLP issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The committee has also discussed with KPMG LLP the matters required to be discussed in accordance with Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees. The committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board, which we refer to as the “PCAOB,” regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG LLP regarding its independence. The committee has determined that KPMG LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2016 be included in our 2016 Annual Report on Form 10-K.

By: The Audit Committee

Joseph J. Echevarria, Chair

John A. Luke, Jr.

Jennifer B. Morgan

Mark A. Nordenberg

Catherine A. Rein

Samuel C. Scott III

74	BNY Mellon	2017 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG LLP that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year was ratified at our 2016 Annual Meeting. The following table reflects the fees earned by KPMG LLP for services provided to us for 2016 and 2015:

Description of Fees	Amount of Fees Paid to KPMG LLP for 2016	Amount of Fees Paid to KPMG LLP for 2015
Audit Fees(1)	$19,125,000	$17,304,000
Audit-Related Fees(2)	$17,458,000	$15,810,000
Tax Fees(3)	$2,990,000	$1,860,000
All Other Fees(4)	$68,000	$643,000
Total	$39,641,000	$35,617,000

(1)	Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)	Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as service organization reports (under Statement on Standards for Attestation Engagements (or “SSAE”) 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG LLP also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $11.6 million for 2016 and $13.0 million for 2015 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG LLP to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy. A copy of our Audit and Permitted Non-Audit Services Pre-Approval Policy is available on our website (see “Helpful Resources” on page 88). For 2016, all of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

BNY Mellon	2017 Proxy Statement	75

ITEM 5. STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	> Stockholder Proposal

Proposal and Background

The Daniel L. Altschuler 1986 Trust, 160 Riverside Drive, Apt. 9B, New York, NY 10024, the beneficial owner of 754 shares of our common stock, has given notice that it intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below:

PROXY VOTING REVIEW BY BANK OF NEW YORK MELLON

Whereas: Bank of New York Mellon (“Bank”) is a respected global leader in the financial services industry and rightly proud of its good governance, positive social and environmental programs and services to clients.

For example, in 2015 the Bank announced it would make available a “wide range of environmental, social and governance (ESG) data and insight to its depository bank clients”, the first bank to offer this service to issuers, noting the growing momentum from investors and companies to more carefully consider the implications of ESG factors.

In a public statement before the Paris Climate conference, Bank of New York Mellon President Karen Peetz stated “Businesses, in partnership with governments, non-governmental organizations and others, have an important role to play in shaping a low-carbon future. Taking strategic action to mitigate climate change is good for our clients, our investors, our people and our world.”

Bank of New York Mellon and its subsidiaries invest money on behalf of their clients and as part of their fiduciary duty are responsible for recommending votes or voting proxies in their portfolios. Proxy voting is one of the principal ways investors can communicate with companies.

The Bank’s unit that provides guidance on voting proxies rightly focuses on their clients’ economic interests in giving voting advice and voting proxies and actively votes on numerous governance reforms.

Yet the proxy voting record of the Bank’s investment subsidiaries, guided by the Bank’s recommendation and publicly reported in official N-PX forms, demonstrates a consistent vote against virtually all environmental resolutions, even when there is a strong business and economic case supporting the resolution.

Many shareholder resolutions on the topic of climate change simply ask for more disclosure or goals to reduce greenhouse gas. Funds managed by Bank of New York Mellon subsidiaries voted against virtually all these resolutions. In contrast funds managed by investment firms such as Goldman Sachs, Wells Fargo, Morgan Stanley, and Alliance Bernstein supported the majority of these resolutions and investors like State Street and TIAA voted in favor of a significant percentage of resolutions on climate.

These incongruities pose a reputational risk to the company and given the severe impacts of climate change, including significant risks to investors and the economy, there is risk to BNY Mellon and its clients if its proxy voting practices ignore climate change.

We believe Bank of New York Mellon should review and report on its proxy voting policies and record compared to the Bank’s public statements on climate change.

Resolved: Shareowners request that the Board of Directors issue a report on proxy voting and climate change to shareholders prepared at reasonable cost and omitting proprietary information.

This assessment and report would review proxy votes appearing inconsistent with the company’s climate change positions and scientific consensus, and provide explanations of the incongruence. The report can also review future steps to enhance congruency between climate policies and proxy voting.

76	BNY Mellon	2017 Proxy Statement

ITEM 5. STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	> Board of Directors’ Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding an independent chair.

Board of Directors’ Response

After careful consideration of this proposal, we have concluded that it is not in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

The proposal erroneously conflates BNY Mellon’s position on climate change with the separate proxy voting practices of our subsidiaries that act as investment advisers. The Board must act in what it believes to be the best interests of the company and our stockholders, including appropriately addressing issues related to climate change. In this regard, we note that BNY Mellon’s commitment to carbon reduction has earned the company recognition as a leader in efforts and actions to combat climate change. The company was carbon neutral in 2015 and 2016 and has a strategy in place to remain carbon neutral in 2017. The company’s efforts to mitigate climate change have been widely recognized, earning us a place on CDP’s Climate A List for four consecutive years, inclusion in the FTSE4Good Index for four consecutive years and inclusion in the Dow Jones Sustainability World Index for three consecutive years. We have also earned the top ranking among our peers from Bloomberg for environmental, social and governance (“ESG”) disclosure.

As an entirely separate matter, our investment adviser subsidiaries (“Member Firms”) have a responsibility to act in the best interests of their clients when voting proxies on behalf of those clients. That includes making their own determinations as to how to vote on environmental proposals. The stockholder proposal’s recommendation that the Board intervene in oversight of the Member Firms’ proxy voting would increase the company’s involvement in Member Firms’ proxy voting in a manner that is both significant and contrary to their obligations. If implemented, the stockholder proposal would elevate the social objectives of BNY Mellon over the obligation of the Member Firms to vote proxies based on a consideration of their clients’ best interests.

Our Member Firms’ proxy voting records reflects a thoughtful, case-by-case approach consistent with their fiduciary duties. For many of our Member Firms, proxy voting is assisted and guided by our Proxy Voting and Governance Committee, which has established voting guidelines designed to maximize the economic value of Member Firms’ clients’ securities. Under these voting guidelines, environmental proposals are reviewed on a case-by-case basis, with proxy votes generally cast for stockholder-sponsored environmental proposals when “the proposal reasonably can be expected to enhance long-term stockholder value and when management fails to respond meaningfully to the proposal.” Given that our publicly disclosed voting guidelines already articulate voting policies with respect to environmental proposals and that our proxy voting record is already publicly filed with the SEC, the Board believes that no benefit would be realized from the resources that would be spent to analyze each voting decision made by our Member Firms and determine whether it was consistent with BNY Mellon’s own internal position on climate change.

BNY Mellon	2017 Proxy Statement	77

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 79

INFORMATION ON STOCK OWNERSHIP	Page 80
Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock	Page 80
Beneficial Ownership of Shares by Directors and Executive Officers	Page 80
Section 16(a) Beneficial Ownership Reporting Compliance	Page 81

ANNUAL MEETING Q&A	Page 82

OTHER INFORMATION	Page 85
Stockholder Proposals for 2018 Annual Meeting	Page 85
Corporate Governance Guidelines and Codes of Conduct	Page 85
Business Relationships and Related Party Transactions Policy	Page 85
How Our Board Solicits Proxies; Expenses of Solicitation	Page 86
Householding	Page 87
Other Business	Page 87

HELPFUL RESOURCES	Page 88

78	BNY Mellon	2017 Proxy Statement

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans
Approved by stockholders	39,318,682	(1)	$34.13		40,345,454	(2)
Not approved by stockholders	109,414	(3)	$36.28		—
Total	39,428,096	(4)	$34.14	(5)	40,345,454

(1)	Includes 31,455,866 and 4,414,418 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under The Bank of New York Mellon Corporation Long-Term Incentive Plan and the Mellon Long-Term Profit Incentive Plan (2004), respectively; 8,398 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006); 3,426,764 shares of common stock that may be issued pursuant to outstanding stock-based awards under the legacy Bank of New York Long-Term Incentive Plans; and 13,236 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 214,867. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis — Compensation of Named Executives — Outstanding PSUs” on page 49 above.

(2)	Includes 6,062,041 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 34,283,413 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Long-Term Incentive Plan, 19,569,848 of which may be granted as restricted stock or RSUs (or other full value awards), and any full-value awards from the remaining 14,713,565 shares will continue to be counted as 2.75 shares against such remaining shares.

(3)	Includes 4,000 shares of common stock that may be issued pursuant to options outstanding under the Mellon Stock Option Plan for Affiliate Boards of Directors. The Mellon Stock Option Plan for Affiliate Boards of Directors, which we assumed in the merger and refer to as the “Affiliate Board Plan,” provided for grants of stock options to the non-employee members of affiliate boards who were not also members of Mellon’s Board of Directors. No grants were available to Mellon employees under these plans. The timing, amounts, recipients and other terms of the option grants were determined by the terms of the option plans for Mellon’s Board of Directors and no person or committee had discretion over these grants. The exercise price of the options is equal to the fair market value of Mellon’s common stock on the grant date. All options have a term of 10 years from the regular date of grant and become exercisable one year from the regular grant date. Directors elected during the service year were granted options on a pro rata basis to those granted to the directors at the start of the service year. No further grants are being made under the Affiliate Board Plan, although the practice was continued through 2009 by issuing grants under The Bank of New York Mellon Corporation Long-Term Incentive Plan.

Also includes shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail in “Director Compensation” on page 31 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 2.8 years.

(5)	This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

BNY Mellon	2017 Proxy Statement	79

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

More Than 5% of Outstanding Stock

As of February 10, 2017, we had 1,035,635,254 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2016, as of February 10, 2017, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	64,443,569	6.09%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	59,139,269	5.6%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	58,289,964	5.5%

(1)	Based on a review of the Schedule 13G filed on February 10, 2017 by The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had sole voting power as to 1,670,876 shares, shared voting power as to 191,839 shares, sole dispositive power as to 62.589.046 shares and shared dispositive power as to 1,854,523 shares.

(2)	Based on a review of the Schedule 13G filed on January 30, 2017 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 49,367,660 shares, shared voting power as to 35,150 shares, sole dispositive power as to 59,104,119 shares and shared dispositive power as to 35,150 shares.

(3)	Based on a review of the Schedule 13G filed on February 6, 2017 by T. Rowe Price Associates, Inc. The Schedule 13G discloses that T. Rowe Price Associates, Inc. had sole voting power as to 17,993,482 shares and sole dispositive power as to 58,208,764 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, global markets, broker-dealer, liquidity investment and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances.

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 10, 2017 by each director, each individual included in the “Summary Compensation Table” on page 60 above and our current directors and executive officers as a group, based on information furnished by each person. Except as otherwise indicated, sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging policy, which is described above under “Compensation Discussion and Analysis — Anti-Hedging Policy” on page 55.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
Curtis Y. Arledge	270,464
Linda Z. Cook	0
Nicholas M. Donofrio	64,842
Joseph J. Echevarria	15,372
Edward P. Garden	32,372,709	(3)
Thomas P. “Todd” Gibbons	931,773	(4)
Jeffrey A. Goldstein	20,332
Mitchell E. Harris	198,077

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ADDITIONAL INFORMATION > Information on Stock Ownership

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
Gerald L. Hassell	2,523,873	(5)
John M. Hinshaw	14,145
Edmund F. “Ted” Kelley	45,807
John A. Luke, Jr.	63,932
Jennifer B. Morgan	416
Mark A. Nordenberg	42,892
Karen B. Peetz	157,229
Catherine A. Rein	134,374
Elizabeth E. Robinson	0
Samuel C. Scott III	55,836
Brian T. Shea	268,091
All current directors and executive officers, as a group (22 persons)	37,084,202

(1)	On February 10, 2017, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock, other than Mr. Garden, who may be deemed to hold approximately 3.1% of our outstanding shares as a result of his affiliation with Trian (see footnote 3 below). Including shares held by Trian, all current directors and executive officers as a group beneficially owned approximately 3.6% of our outstanding stock on February 10, 2017.

(2)	Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 10, 2017: Mr. Arledge, 168,732; Mr. Donofrio, 18,153; Mr. Echevarria, 15,372; Mr. Garden, 6,380; Mr. Gibbons, 622,987; Mr. Goldstein, 20,332; Mr. Harris, 102,403; Mr. Hassell, 1,670,853; Mr. Hinshaw, 638; Mr. Kelly, 41,373; Mr. Luke, 36,230; Mr. Nordenberg, 41,373; Ms. Peetz, 71,503; Ms. Rein, 33,399; Mr. Scott, 51,874; Mr. Shea, 77,268; and current directors and executive officers as a group, 2,862,621.

Also includes the following additional number of RSUs, deferred share units and phantom stock: Mr. Arledge, 101,732; Mr. Donofrio, 46,688; Mr. Gibbons, 67,933; Mr. Harris, 51,733; Mr. Hassell, 226,447; Mr. Hinshaw, 13,507; Ms. Morgan, 416; Ms. Peetz, 49,363; Ms. Rein, 64,452; Mr. Shea, 67,635; and current directors and executive officers as a group, 677,305. These individuals do not have voting or investment power with respect to the underlying shares, nor the right to acquire the underlying shares within 60 days of February 10, 2017.

(3)	Includes 32,366,329 shares owned by the Trian Entities (as defined below). Trian, an institutional investment manager, serves as the management company for Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P. and Trian SPV (SUB) IX, L.P. (collectively, the “Trian Entities”) and as such determines the investment and voting decisions of the Trian Entities with respect to the shares of the company held by them. None of such shares are held directly by Mr. Garden. Of such shares, approximately 28.8 million shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Entities. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares owned by the Trian Entities. Mr. Garden disclaims beneficial ownership of such shares for all other purposes.

(4)	Includes 29,217 shares held by Mr. Gibbons’ children.

(5)	Includes 56,604 shares held by Mr. Hassell’s spouse, as to which Mr. Hassell disclaims beneficial ownership. Also includes 44,280 shares over which Mr. Hassell exercises investment discretion held in trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2016 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

BNY Mellon	2017 Proxy Statement	81

ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board of Directors is soliciting your proxy for our 2017 Annual Meeting of stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Q: Who Can Attend The Annual Meeting? How Do I Attend?

A:	Only stockholders as of the record date have a right to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of this proxy statement. In order to be admitted to the annual meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you are not a “record holder” on the company’s books, evidence of ownership of our common stock as of the record date (such as a brokerage account statement). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

Q: Who Can Vote At The Annual Meeting?

A:	Only stockholders of record of our common stock at the close of business on February 10, 2017 (the “record date”) may vote at the Annual Meeting. On the record date, we had 1,035,635,254 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q: What Is A Proxy?

A:	Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q: How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:	If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on this page 82), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by internet, use the internet site listed on the proxy card. The internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by internet, you should not return your proxy card.

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ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Am A “Beneficial Owner?”

A:	If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:	If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board of Directors:

Proposal 1	FOR the election of each nominee for director.
Proposal 2	FOR the advisory resolution to approve the 2016 compensation of our named executives.
Proposal 3	FOR the advisory resolution to conduct a say-on-pay vote every year at the annual meeting of stockholders.
Proposal 4	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Proposal 5	AGAINST the stockholder proposal regarding a proxy voting review report.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	delivering a written notice of revocation to our Corporate Secretary at 225 Liberty Street, New York, NY 10286;
•	submitting another signed proxy card with a later date;
•	submitting another proxy by telephone or over the Internet at a later date; or
•	attending the Annual Meeting and voting in person.

Q:	What Is A Quorum?

A:	A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:	Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 13 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 17 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, in person or by proxy, for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

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ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Hold My Shares Through A Broker?

A:	If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 4), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”).

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ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2018 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2018 Annual Meeting of stockholders (other than proxy access nominations) must be received at our offices at 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, on or before November 10, 2017. Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2018 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, no earlier than October 11, 2017 and no later than November 10, 2017. Applicable SEC rules and regulations and the provisions of our by-laws govern the submission, and our consideration, of stockholder proposals or proxy access candidates for inclusion in the 2018 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2018 Annual Meeting to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 10, 2017 (at least 120 days prior to March 10, 2018), nor any later than December 10, 2017 (90 days prior to March 10, 2018). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Corporate Governance Guidelines and Codes of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for independent directors, communications between stockholders and directors, the role of our Lead Director, and Board committee structures and assignments.

Our Board of Directors also has adopted a Code of Conduct, which applies to all of our employees, to provide a framework to maintain the highest standards of professional conduct for the company, and a Code of Conduct for directors of the company to provide guidance to our directors to help them recognize and deal with ethical issues, provide mechanisms to report possible unethical conduct and foster a culture of honesty and accountability.

Our Corporate Governance Guidelines, Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 90). We intend to disclose any amendments to, or waivers from, our Code of Conduct or our Directors’ Code of Conduct for executive officers and directors, respectively, by posting such information on our website.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”) which was reviewed by the CG&N Committee. Our related party transactions policy provides that the CG&N Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a participant and where the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect material interest, such transactions constituting disclosable related party transactions under SEC rules. A “related person” includes directors, nominees for director, executive officers, greater than 5% beneficial owners, members of such persons’ immediate families and any firm, corporation or other entity in which any of the foregoing persons is employed as a general partner or principal or in a similar position or in which such person and all other related persons has a 10% or greater beneficial interest. Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary

BNY Mellon	2017 Proxy Statement	85

ADDITIONAL INFORMATION > Other Information

course non-preferential transactions, entered into with a related person, are not considered to be related party transactions and are not required to be disclosed or approved by the CG&N Committee. In 2016, there were no related party transactions that required CG&N Committee approval or disclosure in this proxy statement.

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Our related party transactions policy provides that the CG&N Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CG&N Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. The Board has adopted a resolution pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate family, director-related companies, executive officers and members of their immediate family and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required in such regulations.

Under the related party transactions policy, in making its determination to approve a disclosable related party transaction, the CG&N Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the transaction, including the amount involved;
•	the benefits to us of the transaction;
•	the availability from other sources of comparable products or services; and
•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CG&N Committee also may consider the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or a director-related company.

Under the related party transactions policy, no member of the CG&N Committee may participate in the review, consideration, approval or ratification of any disclosable related party transaction with respect to which such member or any of his or her immediate family members or director-related company is the related person. The CG&N Committee may approve only those disclosable related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CG&N Committee determines in good faith.

Under the related party transactions policy, if a disclosable related party transaction is identified after it is already ongoing or completed, it must be submitted to the CG&N Committee promptly for ratification, applying the standards described above. In this circumstance, the CG&N Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Codes of Conduct.

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we have agreed to pay Computershare a fee of approximately $45,000 in connection with project management and technical services relating to the distribution of this proxy statement and the Annual Report to employees and former employees participating in employee benefit and stock option programs. In addition, we may use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

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ADDITIONAL INFORMATION > Other Information

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the Annual Report or proxy statement, or if you wish to receive separate copies of future Annual Reports or proxy statements, please contact our transfer agent, Computershare, by phone at 1-800-729-9606 (U.S.) or 1-201-680-6651 (International) or by mail at Computershare, P.O. Box 30170, College Station, TX 77842. We will deliver the requested documents promptly upon your request.

If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the Annual Report or proxy statement, please contact our transfer agent, Computershare, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 10, 2017

By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

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ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2017 Proxy Statement	http://www.envisionreports.com/bk

2016 Annual Meeting Voting Results	https://www.bnymellon.com/us/en/investor-relations/annual-meeting-voting-results-2016.jsp

Corporate Governance

By-laws	https://www.bnymellon.com/_global-assets/pdf/corporate-governance/the-bank-of- new-york-mellon-corporation-amended-and-restated-by-laws.pdf

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Code of Conduct	https://www.bnymellon.com/ethics/codeofconduct.pdf

Directors’ Code of Conduct	https://www.bnymellon.com/governance/directorscodeofconduct.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/governance/auditpolicy.pdf

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

2016 Annual Report	https://www.bnymellon.com/us/en/investor-relations/annual-report-2016.jsp

SEC Filings	http://phx.corporate-ir.net/phoenix.zhtml?c=87345&p=irol-sec

Corporate Social Responsibility Report	https://www.bnymellon.com/csr

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/frequently-asked-questions.jsp

Company Profile	https://www.bnymellon.com/us/en/who-we-are/index.jsp

Our Leadership	https://www.bnymellon.com/us/en/who-we-are/leadership/index.jsp

Earnings Press Releases	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Credit Ratings	https://www.bnymellon.com/us/en/investor-relations/index.jsp

88	BNY Mellon	2017 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATION

The following table reconciles our net income and diluted earnings per common share. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Reconciliation of net income and diluted EPS

	Net income		Diluted EPS
(in millions, except per common share amounts)	2016	2015	2016	2015	Inc
Net income applicable to common stockholders of The Bank of New York Mellon Corporation – GAAP	$3,425	$3,053	$3.15	$2.71
Add: Net impact of merger and integration (“M&I”), litigation and restructuring charges	33	56	0.03	0.05
Net (recovery) impairment charge related to Sentinel Management Group, Inc. (“Sentinel”) – after-tax	(8)	106	(0.01)	0.09
Net income applicable to common stockholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,450	$3,215	$3.17	$2.85	11%

The following table presents the reconciliation of our estimated fully phased-in common equity Tier 1 (“CET1”) ratio under the Advanced Approach. We believe that the CET1 ratio on a fully phased-in basis is a measure of capital strength that provides useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities.

Estimated transitional and fully phased-in CET1 ratio

	Dec. 31, 2016
(dollars in millions)	Transitional (GAAP)(a)	Fully phased-in (Non-GAAP)
Common stockholders’ equity	$35,794	$35,269
Goodwill and intangible assets	(17,314)	(18,312)
Net pension fund assets	(55)	(90)
Equity method investments	(313)	(344)
Deferred tax assets	(19)	(32)
Other	0	(1)
Total CETI	$18,093	$16,490

Risk-weighted assets – Advanced Approach	$170,495	$169,227
CET1 ratio	10.6%	9.7%

(a)	Reflects transitional adjustments to CET1 required in 2016 under the U.S. capital rules.

BNY Mellon	2017 Proxy Statement	89

ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of the pre-tax operating margin ratio. This measure excludes the effects of certain items, as specified in the table. We believe that this measure is useful to investors because it permits a focus on period-to-period comparisons, which relates to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Reconciliation of income before income taxes – pre-tax operating margin

(dollars in millions)	2016	2015
Income before income taxes – GAAP	$4,725	$4,235
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	10	68
Add: Amortization of intangible assets	237	261
M&I, litigation and restructuring charges	49	85
(Recovery) impairment related to Sentinel	(13)	170
Income before income taxes, as adjusted – Non-GAAP(a)	$4,988	$4,683

Fee and other revenue – GAAP	$12,073	$12,082
Income from consolidated investment management funds – GAAP	26	86
Net interest revenue – GAAP	3,138	3,026
Total revenue – GAAP	15,237	15,194
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	10	68
Total revenue, as adjusted – Non-GAAP(a)	$15,227	$15,126

Pre-tax operating margin(b)	31%	28	%(c)
Pre-tax operating margin – Non-GAAP(a)(b)	33%	31	%(c)

(a)

Non-GAAP information for all periods presented excludes the net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

(b)	Income before taxes divided by total revenue.

(c)

Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $317 million for 2016 and $242 million for 2015 and would increase our pre-tax operating margin by approximately 1.4% for 2016 and 1.1% for 2015.

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ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of operating leverage, noninterest expense and revenue. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

Pre-tax operating leverage, noninterest expense and revenue

(dollars in millions)	2016	2015	2016 vs. 2015
Total revenue – GAAP	$15,237	$15,194	0.28%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	10	68
Total revenue, as adjusted – Non-GAAP	$15,227	$15,126	0.67%

Total noninterest expense – GAAP	$10,523	$10,799
Less: Amortization of intangible assets	237	261
M&I, litigation and restructuring charges	49	85
Total noninterest expense, as adjusted – Non-GAAP	$10,237	$10,453	(2.07)%

Operating leverage – GAAP(a)			284 bps
Adjusted operating leverage, as adjusted – Non-GAAP(a)(b)			274 bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)

Non-GAAP operating leverage for all periods presented excludes the net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

BNY Mellon	2017 Proxy Statement	91

ANNEX A: NON-GAAP RECONCILIATION

The following table presents the reconciliation of the returns on common equity and tangible common equity. The tangible common equity ratio includes changes in investment securities valuations which are reflected in total stockholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, we believe that the return on tangible common equity measure is a useful additional measure for investors because it presents a measure of those assets that can generate income.

Return on common equity and tangible common equity

(dollars in millions)	2016	2015
Net income applicable to common stockholders of The Bank of New York Mellon Corporation – GAAP	$3,425	$3,053
Add: Amortization of intangible assets	237	261
Less: Tax impact of amortization of intangible assets	81	89
Adjusted net income applicable to common stockholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,581	$3,225
Add: M&I, litigation and restructuring charges	49	85
(Recovery) impairment charge related to Sentinel	(13)	170
Less: Tax impact of M&I, litigation and restructuring charges	16	29
Tax impact of (recovery) impairment charge related to Sentinel	(5)	64
Adjusted net income applicable to common stockholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP(a)	$3,606	$3,387

Average common stockholders’ equity	$35,504	$35,564
Less: Average goodwill	17,497	17,731
Average intangible assets	3,737	3,992
Add: Deferred tax liability – tax deductible goodwill(b)	1,497	1,401
Deferred tax liability – intangible assets(b)	1,105	1,148
Average tangible common stockholders’ equity – Non-GAAP	$(18,632)	$16,390

Return on common equity – GAAP	9.6%	8.6%
Adjusted return on common equity – Non-GAAP(a)	10.2%	9.5%
Return on tangible common equity – Non-GAAP	21.2%	19.7%
Adjusted return on tangible common equity – Non-GAAP(a)	21.4%	20.7%

(a)

Non-GAAP information for all periods presented excludes the amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information also excludes the (recovery) impairment charge related to the Sentinel loan.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

92	BNY Mellon	2017 Proxy Statement

Corporate Social Responsibility

Invested in Market Integrity

Stable, well-functioning markets help communities around the world grow and thrive. As a major global financial institution, we have a critical role to play in contributing to market integrity. We continually innovate to make our business stronger, more efficient and more responsible.

Invested in Our People

A company is as good as its people. Among our global workforce, over 50,000 strong, are some of the sharpest minds and most innovative professionals in the investment industry. We start with a diverse and inclusive range of individuals and then invest in their talents to their fullest potential.

Invested in Our World

Invested in the world means to be invested in our individual communities all around the world. With our vast global scope and operations in over 100 markets, BNY Mellon is an integral part of many communities. Our commitment to human rights, the environment and overall community well-being is an essential part of who we are and how we do business.

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Reservation Form for The Bank of New York Mellon Corporation Annual Meeting of Stockholders

Stockholders who expect to attend the Annual Meeting at 9:00 a.m. on April 11, 2017 at 101 Barclay Street in New York, NY should complete this form and return it to the Office of the Corporate Secretary, The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting The Bank of New York Mellon Corporation stock ownership as of the record date, which is February 10, 2017.

Name:
(Please Print)
Address:
(Please Print)

BNY Mellon	2017 Proxy Statement	93

The Bank of New York Mellon Corporation

225 Liberty Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:30 AM Eastern Time, on April 11, 2017.

Vote by Internet • Go to www.envisionreports.com/BK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR all nominees for director, FOR Proxy Item 2, FOR 1 year on Proxy Item 3, FOR Proxy Item 4, and AGAINST Proxy Item 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

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A	The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Item 2, FOR 1 year on Proxy Item 3, FOR Proxy Item 4, and AGAINST Proxy Item 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Linda Z. Cook	☐	☐	☐	1.2 - Nicholas M. Donofrio	☐	☐	☐	1.3 - Joseph J. Echevarria	☐	☐	☐

1.4 - Edward P. Garden	☐	☐	☐	1.5 - Jeffrey A. Goldstein	☐	☐	☐	1.6 - Gerald L. Hassell	☐	☐	☐

1.7 - John M. Hinshaw	☐	☐	☐	1.8 - Edmund F. Kelly	☐	☐	☐	1.9 - John A. Luke, Jr.	☐	☐	☐

1.10 - Jennifer B. Morgan	☐	☐	☐	1.11 - Mark A. Nordenberg	☐	☐	☐	1.12 - Elizabeth E. Robinson	☐	☐	☐

1.13 - Samuel C. Scott III	☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Advisory resolution to approve the 2016 compensation of our named executive officers.	☐	☐	☐	3. Proposal to recommend, by non-binding vote, the frequency of stockholder advisory vote on executive compensation.	☐	☐	☐	☐
						For	Against	Abstain
4. Ratification of KPMG LLP as our independent auditor for 2017.	☐	☐	☐	5. Stockholder proposal regarding a proxy voting review report.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/BK.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — THE BANK OF NEW YORK MELLON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints Craig T. Beazer, Bennett E. Josselsohn and Richard M. Pearlman or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 11, 2017, at 9:00 a.m., 101 Barclay Street, New York, New York, 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Item 2, FOR 1 year on Proxy Item 3, FOR Proxy Item 4, and AGAINST Proxy Item 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Item 2, FOR 1 year on Proxy Item 3, FOR Proxy Item 4, and AGAINST Proxy Item 5.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+